33-
           ================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                ----------------------

                                       FORM S-4
                                REGISTRATION STATEMENT
                                        Under
                              THE SECURITIES ACT OF 1933

                               -----------------------

                            FLORIDA POWER & LIGHT COMPANY
                (Exact name of registrant as specified in its charter)

                                700 Universe Boulevard
                              Juno Beach, Florida 33408
                                    (407) 694-4647
            (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                Florida                    4911              59-0247775
          (State of Incorporation)   (Primary Standard     (I.R.S. Employer
                                  Industrial Classification  Identification
                                       Code Number)               No.)

                                ----------------------

       DENNIS P. COYLE        JEFFREY I. MULLINS,      ROBERT J. REGER, JR.,
       General Counsel             P.A.                     ESQ.
        and Secretary         Steel Hector & Davis     Reid & Priest LLP
       Florida Power &       1900 Phillips Point West  40 West 57th Street
        Light Company        777 South Flagler Drive   New York, New York
     700 Universe Boulevard  West Palm Beach, Florida        10019
     Juno Beach, Florida              33401              (212) 603-2000
           33408                 (407) 650-7257
       (407) 694-4644

          (Names and addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

                                ----------------------

           It is respectfully requested that the Commission send copies of all notices, orders and communications to:

                                STEPHEN K. WAITE, ESQ.
                         Winthrop, Stimson, Putnam & Roberts
                                One Battery Park Plaza
                            New York, New York  10004-1490
                                    (212) 858-1000

                                ----------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
          As soon as practicable after this Registration Statement becomes effective.

          IF THE SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED IN CONNECTION WITH THE FORMATION OF A HOLDING COMPANY AND THERE IS COMPLIANCE WITH GENERAL INSTRUCTION G, CHECK THE FOLLOWING BOX. [ ]


                           CALCULATION OF REGISTRATION FEE
     ==========================================================================
     Title of                        Proposed      Proposed
     Each Class                      Maximum       Maximum
     of Securities     Amount        Offering      Aggregate    Amount of
     to be             to be         Price         Offering     Registration
     Registered        Registered    Per Unit      Price        Fee
     --------------------------------------------------------------------------
     Subordinated
      Deferrable
      Interest
      Debentures . . $125,000,000  $26.1875(1)  $130,937,500(1)  $45,151
     ==========================================================================
     (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) based on the average high and low prices on the New York Stock Exchange for Florida Power & Light Company's $2.00 No Par Preferred Stock, Series A (Involuntary Liquidation Value $25 Per Share), on May 12, 1995.

                                ----------------------

          The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

          =================================================================

                            FLORIDA POWER & LIGHT COMPANY
                                Cross Reference Sheet

     Pursuant to Item 501(b) of Regulation S-K Showing Location in Prospectus of Items of Form S-4


     A.   INFORMATION ABOUT THE TRANSACTION

          1.   Forepart of the Registration       Facing Page of Registration
               Statement and Outside Front        Statement; Cross Reference
               Cover Page of Prospectus           Sheet; Outside Front Cover
                                                  Page of Prospectus

          2.   Inside Front and Outside Back      Inside Front Cover Page of
               Cover Pages of Prospectus          Prospectus; Outside Back Cover
                                                  Page of Prospectus; Available
                                                  Information; Incorporation of
                                                  Certain Documents by
                                                  Reference; Table of Contents

          3.   Risk Factors, Ratio of Earnings    Prospectus Summary; Certain
               to Fixed Charges, and Other        Considerations Relating to the
               Information                        Debentures and the Exchange
                                                  Offer; The Company; Selected
                                                  Financial Information

          4.   Terms of the Transaction           The Exchange Offer;
                                                  Description of the Debentures;
                                                  Certain United States Federal
                                                  Income Tax Considerations

          5.   Pro Forma Financial Information    Not Applicable

          6.   Material Contracts with the        Not Applicable
               Company Being Acquired

          7.   Additional Information Required    Not Applicable
               for Reoffering by Persons and
               Parties Deemed to be Underwriters

          8.   Interests of Named Experts         Not Applicable
               and Counsel

          9. Disclosure of Commission Position Part II of the Registration on Indemnification for Securities Statement, Item 22.
               Act Liabilities                    Undertakings


     B.   INFORMATION ABOUT THE REGISTRANT

          10.  Information with Respect to        Not Applicable
               S-3 Registrants

          11.  Incorporation of Certain           Incorporation of Certain
               Information by Reference           Documents by Reference

          12.  Information with Respect to S-2    Not Applicable
               or S-3 Registrants

          13.  Incorporation of Certain           Not Applicable
               Information by Reference

          14.  Information with Respect to        Not Applicable
               Registrants Other Than S-3 or
               S-2 Registrants


     C.   INFORMATION ABOUT THE COMPANY BEING ACQUIRED

          15.  Information with Respect to        Not Applicable
               S-3 Companies

          16.  Information with Respect to        Not Applicable
               S-2 or S-3 Companies

          17.  Information with Respect to        Not Applicable
               Companies Other Than S-3 or
               S-2 Companies


     D.    VOTING AND MANAGEMENT INFORMATION

          18.  Information if Proxies, Consents   Not Applicable
               or Authorizations Are To Be
               Solicited

          19.  Information if Proxies, Consents   Incorporation of Certain
               or Authorizations Are Not to Be    Documents by Reference
               Solicited or in an Exchange Offer

                      SUBJECT TO COMPLETION, DATED MAY 18, 1995

                            FLORIDA POWER & LIGHT COMPANY

                                  OFFER TO EXCHANGE
                        ___% Quarterly Income Debt Securities
               (Subordinated Deferrable Interest Debentures, Due _____)
                                         for
                       $2.00 No Par Preferred Stock, Series A
                    (Involuntary Liquidation Value $25 Per Share)

                                ----------------------
           THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME
               ON JUNE ___, 1995, UNLESS THE EXCHANGE OFFER IS EXTENDED

       Florida Power & Light Company ("FPL" or the "Company") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal", which, together with this Prospectus, constitutes the "Exchange Offer"), to exchange its __% Quarterly Income Debt Securities (Subordinated Deferrable Interest Debentures, Due _____) (the "Debentures") for its 5,000,000 outstanding shares of $2.00 No Par Preferred Stock, Series A (Involuntary Liquidation Value $25 Per Share) (the "$2.00 Preferred Stock"). The Debentures are offered in minimum denominations of $25 and integral multiples thereof, and the $2.00 Preferred Stock has an involuntary liquidation preference of $25 per share. Consequently, exchanges will be made on the basis of $25 principal amount of Debentures for each share of $2.00 Preferred Stock validly tendered and accepted for exchange in the Exchange Offer. In addition, as part of the Exchange Offer, Holders (as defined herein) of $2.00 Preferred Stock accepted for exchange will be entitled to receive cash equal to the accrued and unpaid dividends on such shares accumulating after May 31, 1995 to the Closing Date (as defined herein) in lieu of such dividends on their shares of $2.00 Preferred Stock accepted for exchange, such amount, without interest (the "Payment in Lieu of Accumulated Dividends"), to be payable on the Closing Date.

       Holders of $2.00 Preferred Stock may participate in the Exchange Offer by properly completing and signing the Letter of Transmittal and tendering their shares of $2.00 Preferred Stock in accordance with the instructions contained in "The Exchange Offer - Procedures for Tendering" herein and in the Letter of Transmittal prior to the Expiration Date (as defined herein). Tenders of shares of $2.00 Preferred Stock pursuant to the Exchange Offer may be withdrawn from the Exchange Offer at any time prior to the Expiration Date, and, unless FPL has accepted such shares of $2.00 Preferred Stock for exchange, at any time after 40 Business Days (as defined herein) from the date of this Prospectus. A Holder of shares of $2.00 Preferred Stock who desires to tender such shares and whose certificates for such shares are not immediately available, or who cannot comply in a timely manner with the procedure for book-entry transfer, may tender such shares by following procedures for guaranteed delivery set forth in "The Exchange Offer - Procedures for Tendering - Guaranteed - Delivery."

       For a description of the other terms of the Exchange Offer, see "The Exchange Offer - Terms of the Exchange Offer"; " - Expiration Date; Extensions; Amendments; Termination"; " - Withdrawal of Tenders"; and the Letter of Transmittal. FPL expressly reserves the right to extend, amend or modify the terms of the Exchange Offer, and not to accept for exchange any shares of $2.00 Preferred Stock, at any time prior to the Expiration Date for any reason, including, without limitation, if fewer than 1,250,000 shares of $2.00 Preferred Stock are tendered (which condition may be waived by FPL). See "The Exchange Offer - Expiration Date; Extensions; Amendments; Termination."

       SEE "PROSPECTUS SUMMARY - COMPARISON OF DEBENTURES AND $2.00 PREFERRED STOCK" AND "CERTAIN CONSIDERATIONS RELATING TO THE DEBENTURES AND THE EXCHANGE OFFER" FOR A DESCRIPTION OF THE PRINCIPAL TERMS OF, AND A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH, THE EXCHANGE OFFER AND AN INVESTMENT IN THE DEBENTURES, INCLUDING IN THE CASE OF THE DEBENTURES THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENT OF INTEREST MAY BE DEFERRED AND CERTAIN RELATED FEDERAL INCOME TAX CONSEQUENCES.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
             SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES
              COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
                   OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                        ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                           ANY REPRESENTATION TO THE CONTRARY
                                  IS A CRIMINAL OFFENSE.

                                             (Cover continued on following page)

                   The Dealer Managers for the Exchange Offer are:

     __________                                                       __________
                                   ----------------

                    The date of this Prospectus is May ___, 1995.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

       The Debentures will mature on _______________. Interest on the Debentures is payable in equal quarterly installments, in arrears, on
     March 31, June 30, September 30, and December 31 of each year (each an "Interest Payment Date"), commencing September 30, 1995, to the persons in whose name the Debentures are registered at the close of business
     15 calendar days prior to the relevant Interest Payment Dates (each a "Regular Record Date"); provided that, so long as an Event of Default (as defined herein) has not occurred and is not continuing, FPL will have the right to extend the interest payment period at any time and from time to time on the Debentures to a period not exceeding 20 consecutive quarterly interest payment periods and, as a consequence, the quarterly interest payments on the Debentures would be deferred (but, to the extent allowed by law, would continue to accrue with interest thereon compounded quarterly at the rate of interest on the Debentures) during any such extended interest payment period (each an "Extension Period"); and all interest will be due and payable on the last Business Day of the Extension Period. In the event that FPL exercises this right, FPL may not declare or pay dividends on, or redeem, purchase or acquire, any of its Capital Stock (as defined herein) during such Extension Period, except that FPL may make mandatory sinking fund payments with respect to its 6.84% Preferred Stock, Series Q and 8.625% Preferred Stock, Series R. During any such Extension Period, FPL may continue to extend the interest payment period, provided that the aggregate interest payment period, as extended, may not exceed 20 consecutive quarterly interest payment periods or extend beyond the maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, FPL may elect a new Extension Period, subject to the above requirements. Based upon FPL's current financial condition and, in light of the restriction on payment of dividends during an Extension Period, FPL believes that an extension of an interest payment period on the Debentures is currently unlikely and has no current intention to extend such an interest payment period. See
     "Description of the Debentures   Option to Extend Interest Payment Period."

       The Debentures will be redeemable on or prior to February 28, 1997 at the option of FPL, in whole or in part, upon not less than 30 nor more than 60 days' notice, at 108% of the principal amount redeemed, plus accrued and unpaid interest, if any, to the redemption date, and thereafter at 100% of the principal amount redeemed plus accrued and unpaid interest, if any, to the redemption date; provided, however, that none of the Debentures shall be redeemed prior to March 1, 1997, if such redemption is for the purpose, or in anticipation, of refunding such Debentures through the use, directly or indirectly, of funds borrowed by FPL at an effective interest cost to FPL (calculated in accordance with acceptable financial practice) of less than 8.2102% per annum. The obligations of FPL under the Debentures are subordinate and junior in the right of payment to Senior Indebtedness (as defined herein) of FPL. As of March 31, 1995, outstanding Senior Indebtedness of FPL aggregated approximately $3.8 billion. See "Description of the Debentures"; also, for a comparison of the redemption terms of the Debentures and the $2.00 Preferred Stock, see "Prospectus Summary - Comparison of Debentures and $2.00 Preferred Stock."

       For United States federal income tax purposes, the exchange of Debentures for $2.00 Preferred Stock pursuant to the Exchange Offer will be a taxable transaction, and the Debentures will be treated as having been issued with original issue discount ("OID"). The OID rules may accelerate the timing of a Holder's recognition of interest income during an Extension Period. For a discussion of these and other United States federal income tax considerations relevant to the Exchange Offer, see "Certain United States Federal Income Tax Consequences."

       Application will be made to have the Debentures listed on the New York Stock Exchange (the "NYSE").

       The $2.00 Preferred Stock is listed and principally traded on the NYSE. On May __, 1995, the last full day of trading prior to the first public announcement of the Exchange Offer, the closing sales price of the $2.00 Preferred Stock on the NYSE as reported on the composite tape was $______________ per share. Holders of the $2.00 Preferred Stock are urged to obtain current market quotations for the $2.00 Preferred Stock. To the extent that a certain number of shares of $2.00 Preferred Stock is tendered and accepted in the Exchange Offer and/or the number of Holders of $2.00 Preferred Stock is reduced to below certain levels, FPL would be required to delist the $2.00 Preferred Stock from the NYSE pursuant to NYSE rules and regulations and the trading market for untendered $2.00 Preferred Stock could be adversely affected. See "Listing and Trading of Debentures and $2.00 Preferred Stock."

       The Debentures constitute a new issue of securities with no established trading market. While FPL will apply to have the Debentures listed on the NYSE, there can be no assurance that an active trading market for the Debentures will develop or be sustained in the future.

                                       (Cover continued on following page)

       __________ and __________ have been retained as Dealer Managers to solicit exchanges of Debentures for $2.00 Preferred Stock. See "The
     Exchange Offer   Dealer Managers." Georgeson & Company Inc. has been
     retained to act as Information Agent and The Chase Manhattan Bank (National Association) has been retained to act as Exchange Agent to assist with the Exchange Offer.

       Questions and requests for assistance may be directed to the Dealer Managers or the Information Agent as set forth on the back cover of this Prospectus. Requests for additional copies of this Prospectus, the Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Information Agent.
                                 ____________________

       NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MAY NOT BE CALLED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE COMPANY IS NOT AWARE OF ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER IS NOT IN COMPLIANCE WITH APPLICABLE LAW. IF THE COMPANY BECOMES AWARE OF ANY JURISDICTION IN WHICH THE MAKING OF THE EXCHANGE OFFER WOULD NOT BE IN COMPLIANCE WITH APPLICABLE LAW, THE COMPANY WILL MAKE A GOOD FAITH EFFORT TO COMPLY WITH SUCH LAW. IF, AFTER SUCH GOOD FAITH EFFORT, THE COMPANY CANNOT COMPLY WITH ANY SUCH LAW, THE EXCHANGE OFFER WILL NOT BE MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF
     OF) HOLDERS RESIDING IN SUCH JURISDICTIONS. IN ANY JURISDICTION WHERE THE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THE EXCHANGE OFFER TO BE MADE BY OR THROUGH A LICENSED BROKER OR DEALER, THE EXCHANGE OFFER IS BEING MADE ON BEHALF OF THE COMPANY BY THE DEALER MANAGERS OR ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY EXCHANGE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                AVAILABLE INFORMATION

       FPL is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by FPL with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048 and Chicago Regional Office, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information can also be inspected at the offices of The New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 on which the $2.00 Preferred Stock is listed.

       This Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") filed by FPL with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information contained in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of any document do not purport to be complete and, in each instance, are qualified in all respects by reference to a copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is subject to and qualified in its entirety by such reference. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to FPL and the securities offered hereby.

                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       The following documents, which are on file with the Commission under the Exchange Act, are incorporated by reference in this Prospectus and made a part hereof:

       (a) FPL's Annual Report on Form 10-K for the year ended December 31, 1994; and

       (b) FPL's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

       All other documents filed by FPL with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the Closing Date shall be deemed to be incorporated herein by reference. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. FPL WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED IN THIS PROSPECTUS BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY
     INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS).   REQUESTS SHOULD BE
     DIRECTED TO SHAREHOLDER SERVICES, 700 UNIVERSE BOULEVARD, JUNO BEACH, FLORIDA 33408, TELEPHONE (407) 694-4692 OR 1-800-222-4511. IN ORDER TO
     ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY A DATE AT LEAST FIVE BUSINESS DAYS PRIOR TO THE EXPIRATION DATE.

                                  TABLE OF CONTENTS


                                                                 Page
                                                                 ----
     Available Information . . . . . . . . . . . . . . . . . . . .  3

     Incorporation of Certain Documents by Reference . . . . . . .  4

     Prospectus Summary  . . . . . . . . . . . . . . . . . . . . .  6

     Certain Considerations Relating to the Debentures
     and the Exchange Offer  . . . . . . . . . . . . . . . . . . . 14

     The Company . . . . . . . . . . . . . . . . . . . . . . . . . 15

     Selected Financial Information  . . . . . . . . . . . . . . . 16

     The Exchange Offer  . . . . . . . . . . . . . . . . . . . . . 17

     Listing and Trading of Debentures and $2.00 Preferred Stock . 23

     Fees and Expenses; Transfer Taxes . . . . . . . . . . . . . . 23

     Description of the Debentures . . . . . . . . . . . . . . . . 24

     Description of Certain Terms of the $2.00 Preferred Stock . . 31

     Certain United States Federal Income Tax Consequences . . . . 33

     Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . 35

     Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . 36

                                  PROSPECTUS SUMMARY

          The following summary does not purport to be complete and is qualified in its entirety by the information contained elsewhere in this Prospectus or by documents incorporated by reference in this Prospectus. Capitalized terms used herein have the respective meanings ascribed to them elsewhere in this Prospectus.

        THE COMPANY

          FPL was incorporated under the laws of Florida in 1925 and is engaged in the generation, transmission, distribution and sale of electric energy. The principal executive office of FPL is located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone (407) 694-4647, and the mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420.

        CERTAIN CONSIDERATIONS RELATING TO THE DEBENTURES AND THE EXCHANGE OFFER

          Neither the Company nor its Board of Directors makes any recommendation to Holders of $2.00 Preferred Stock as to whether to tender all or any shares of $2.00 Preferred Stock in the Exchange Offer. Holders of $2.00 Preferred Stock should carefully consider all of the information contained in this Prospectus, including the following:

        . The nominal annual interest rate on the Debentures will be _____%, and the nominal annual dividend rate on the $2.00 Preferred Stock is 8%. See "- Comparison of Debentures and $2.00 Preferred Stock."

        . The Debentures will rank senior to the $2.00 Preferred Stock as to payment in respect thereof and as to the distribution of assets upon liquidation (whether voluntary or involuntary). However, the Debentures are unsecured obligations of FPL and will be, and the shares of $2.00 Preferred Stock are, subordinate in right of payment to all existing and future Senior Indebtedness of FPL. See "Description of the Debentures - Subordination."

        . Tendering Holders will not be obligated to pay brokerage commissions or fees to the Dealer Managers, the Exchange Agent, the Information Agent or FPL or, subject to the instructions in the Letter of Transmittal with respect to special issuance or delivery instructions, transfer taxes with respect to the exchange of $2.00 Preferred Stock pursuant to the Exchange Offer. See "Fees and Expenses; Transfer Taxes".

        . Participation in the Exchange Offer will be a taxable event.  See
          "Certain United States Federal Income Tax Consequences."

        . While dividends on the $2.00 Preferred Stock are eligible for the dividends received deduction for corporate Holders, interest on the Debentures will not be eligible for the dividends received deduction for corporate Holders. The dividends received deduction is not available to individual, non-corporate Holders of either Debentures or $2.00 Preferred Stock. See "- Comparison of Debentures and $2.00 Preferred Stock."

        . There has not been any trading market for the Debentures.  While
          FPL will apply to have the Debentures listed on the NYSE, there can be no assurance that an active market for the Debentures will
          develop or be sustained in the future.   See "Listing and Trading
          of Debentures and $2.00 Preferred Stock."

        . The interest payment period on the Debentures may be extended under certain circumstances by FPL in its sole discretion for up to 20 consecutive quarters during which no interest would be payable thereon. Because the Debentures will be treated as having been issued with OID, in the event an extension occurs, Holders of the Debentures would continue to accrue income on the Debentures for United States federal income tax purposes. See "Description of the Debentures - Option to Extend Interest Payment Period"; and "Certain United States Federal Income Tax Consequences."

        THE EXCHANGE OFFER

          Purpose of the Exchange Offer

          The purpose of the Exchange Offer is to refinance the $2.00 Preferred Stock with the Debentures and to achieve certain tax efficiencies for FPL while preserving FPL's flexibility with respect to future financings. This refinancing will permit FPL to deduct interest payable on the Debentures for United States federal income tax purposes. Dividends payable on the $2.00 Preferred Stock are not tax deductible by FPL. See "The Exchange Offer - Purpose of the Exchange Offer."

          Terms of the Exchange Offer

          Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, FPL hereby offers to exchange its __% Quarterly Income Debt Securities (Subordinated Deferrable Interest Debentures, Due ___) for its 5,000,000 outstanding shares of $2.00 Preferred Stock. Exchanges will be made on the basis of $25 principal amount of Debentures for each share of $2.00 Preferred Stock validly tendered and accepted for exchange in the Exchange Offer. In addition, as part of the Exchange Offer, Holders of $2.00 Preferred Stock accepted for exchange will be entitled to receive the Payment in Lieu of Accumulated Dividends, payable on the Closing Date. See "The Exchange Offer - Terms of the Exchange Offer."

          Expiration Date; Withdrawals

          Upon the terms and conditions of the Exchange Offer, FPL intends to accept for exchange any of the 5,000,000 shares of $2.00 Preferred Stock validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on June ___, 1995, or if the Exchange Offer is extended by FPL, in its sole discretion, the latest date and time to which the Exchange Offer has been extended (the "Expiration Date"). Tenders of $2.00 Preferred Stock pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange by FPL, may be withdrawn at any time after 40 Business Days (as defined herein) from the date of this Prospectus. A "Business Day" shall mean any day other than a day on which banking institutions in the City of New York are authorized or required by law to close. See "The Exchange Offer - Withdrawal of Tenders"; " - Expiration Date; Extensions; Amendments; Termination."

          Extensions; Amendments; Termination

          FPL expressly reserves the right, in its sole discretion, to (i) extend, amend or modify the terms of the Exchange Offer in any manner and (ii) withdraw or terminate the Exchange Offer and not accept for exchange any $2.00 Preferred Stock, at any time prior to the Expiration Date for any reason, including (without limitation) if fewer than 1,250,000 shares of $2.00 Preferred Stock are tendered (which condition may be waived by FPL). See "The Exchange Offer - Expiration Date; Extensions; Amendments; Termination."

          Procedures for Tendering

          Each Holder of $2.00 Preferred Stock wishing to participate in the Exchange Offer must (i) properly complete and sign the Letter of Transmittal or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) in accordance with the instructions contained herein and in the Letter of Transmittal, together with any required signature guarantees, and deliver the same to The Chase Manhattan Bank (National Association), as Exchange Agent, prior to the Expiration Date and either (a) certificates for the $2.00 Preferred Stock must be received by the Exchange Agent at such address or (b) book-entry transfer described herein and a confirmation of such book-entry transfer must be received by the Exchange Agent, in each case prior to the Expiration Date or (ii) comply with the guaranteed delivery procedures described herein. See "The Exchange Offer - Procedures for Tendering."

          LETTERS OF TRANSMITTAL, CERTIFICATES FOR $2.00 PREFERRED STOCK AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT; NOT TO FPL, THE DEALER MANAGERS OR THE INFORMATION AGENT.

          Special Procedure for Beneficial Owners

          Any beneficial owner whose $2.00 Preferred Stock is registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such $2.00 Preferred Stock should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If, however, such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing a Letter of Transmittal and delivering its $2.00 Preferred Stock, either make appropriate arrangements to register ownership of the $2.00 Preferred Stock in such owner's name or obtain a properly completed stock power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Exchange Offer - Procedures for Tendering."

          Guaranteed Delivery Procedures

          If a Holder desires to accept the Exchange Offer and time will not permit a Letter of Transmittal or certificates for $2.00 Preferred Stock to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected in accordance with the guaranteed delivery procedures set forth in "The Exchange Offer - Procedures for Tendering - Guaranteed Delivery."

          Acceptance of Shares

          FPL expressly reserves the right, in its sole discretion, to delay acceptance for exchange of $2.00 Preferred Stock tendered under the Exchange Offer and the delivery of the Debentures with respect to the $2.00 Preferred Stock accepted for exchange (subject to Rules 13e-4 and 14e-1 under the Exchange Act, which require that FPL consummate the Exchange Offer or return the $2.00 Preferred Stock deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of the Exchange Offer) at any time prior to the Expiration Date for any reason including (without limitation) if fewer than 1,250,000 shares of the $2.00 Preferred Stock are tendered (which condition may be waived by FPL). See "The Exchange Offer - Acceptance of Shares; Delivery of Debentures" and " - Expiration Date; Extensions; Amendments; Termination."

          All shares of $2.00 Preferred Stock not accepted pursuant to the Exchange Offer will be returned to the tendering Holders at FPL's expense as promptly as practicable following the Expiration Date.

          All shares of $2.00 Preferred Stock accepted pursuant to the Exchange Offer will be retired and canceled.

          Delivery of Debentures

          Subject to the terms and conditions of the Exchange Offer, the delivery of the Debentures will occur as promptly as practicable on a single settlement date (the "Closing Date") following the Expiration Date. See "The Exchange Offer - Acceptance of Shares; Delivery of Debentures" and " - Expiration Date; Extensions; Amendments; Termination."

          Description of Debentures

          The Debentures will be unsecured subordinated debt securities issued under an Indenture dated as of June ___, 1995, between FPL and The Chase Manhattan Bank (National Association), as Trustee, hereinafter referred to as the "Indenture." The Indenture permits the issuance of unsecured subordinated debt securities in series, the first of which series is the Debentures. "Debt Securities", as used herein, shall mean any series of such unsecured subordinated debt securities issued from time to time and outstanding under the Indenture, including the Debentures as the first series thereof. The Debentures will be subordinate to all Senior Indebtedness of FPL but are senior to all Capital Stock of FPL. "Capital Stock", as used herein, shall mean any shares of preferred stock (regardless of par value), preference stock or common stock of FPL from time to time outstanding.

          The Debentures are to mature ____________________ and will bear interest at the rate per annum shown in the title thereof payable in equal quarterly installments, in arrears, on the Interest Payment Dates, commencing September 30, 1995, to the persons in whose names the Debentures are registered at the close of business on the relevant Regular Record Dates. Interest will originally accrue from, and including, the Closing Date to, and including, the first Interest Payment Date, and thereafter will accrue from, and excluding, the last Interest Payment Date through which interest has been paid. No interest will accrue on the Debentures with respect to the day on which the Debentures mature. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

          No Sinking Fund will be established for the benefit of the Debentures.

          The Debentures will be redeemable on or prior to February 28, 1997 at the option of FPL, in whole or in part, upon not less than 30 nor more 60 days' notice, at 108% of the principal amount redeemed plus accrued and unpaid interest, if any, to the redemption date, and thereafter at 100% of the principal amount redeemed plus accrued and unpaid interest, if any, to the redemption date; provided, however, that none of the Debentures shall be redeemed prior to March 1, 1997, if such redemption is for the purpose, or in anticipation, of refunding such Debentures through the use, directly or indirectly, of funds borrowed by FPL at an effective interest cost to FPL (calculated in accordance with acceptable financial practice) of less than 8.2102% per annum.

          FPL shall have the right at any time and from time to time during the term of the Debentures, so long as an Event of Default has not occurred and is not continuing, to elect an Extension Period, on the last Business Day of which Extension Period, FPL shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debentures to the extent permitted by applicable law); provided, that, during any such Extension Period, FPL shall not declare or pay any dividend on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its Capital Stock, except that FPL may make mandatory sinking fund payments with respect to its 6.84% Preferred Stock, Series Q and 8.625% Preferred Stock, Series R. FPL may prepay at any time all or any portion of the interest accrued during an Extension Period. Based upon FPL's current financial condition and, in light of the restriction on payment of dividends during an Extension Period, FPL believes that an extension of an interest payment period on the Debentures is currently unlikely and has no current intention to extend such an interest payment period. Prior to the termination of any such Extension Period, FPL may further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarterly interest payment periods or extend beyond the maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, FPL may elect another Extension Period. FPL shall give the Holders of the Debentures notice of its election of an Extension Period prior to the earlier of (i) two Business Days prior to the Regular Record Date for the next Interest Payment Date which would occur but for such election or (ii) the date FPL is required to give notice to the NYSE or other applicable self-regulatory organization of the Regular Record Date or Interest Payment Date.

          The provisions described in this Prospectus under the caption "Description of the Debentures - Defeasance" are applicable to the Debentures.

          Untendered Shares

          Holders of $2.00 Preferred Stock who do not tender their $2.00 Preferred Stock in the Exchange Offer or whose $2.00 Preferred Stock is not accepted for exchange will continue to hold such $2.00 Preferred Stock and will be entitled to all the rights and preferences, and will be subject to all of the limitations, applicable thereto. See "Listing and Trading of Debentures and $2.00 Preferred Stock."

          Exchange Agent and Information Agent

          The Chase Manhattan Bank (National Association) has been appointed as Exchange Agent in connection with the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to Georgeson & Company Inc., which has been retained by FPL to act as Information Agent for the Exchange Offer. The addresses and telephone numbers of the Exchange Agent and the Information Agent are set forth in "The Exchange Offer Exchange Agent and Information Agent" and on the outside back cover of this Prospectus.

          Dealer Managers

          __________ and __________ have been retained as Dealer Managers in connection with the Exchange Offer. Questions with respect to the Exchange Offer may be directed to __________ at __________ and to __________ at __________.

     COMPARISON OF DEBENTURES AND $2.00 PREFERRED STOCK

          The following is a brief summary of certain terms of the Debentures and $2.00 Preferred Stock. For a more complete description of the Debentures, see "Description of the Debentures"; and for additional information about the $2.00 Preferred Stock, see "Description of Certain Terms of the $2.00 Preferred Stock."

                         Debentures                 $2.00 Preferred Stock
                         ----------                 ---------------------
     Issuer  . . . . .   FPL                        FPL


     Interest/Dividend
     Rate . . . . . . .  ____% per annum            $2.00 per annum
                         interest payable in equal  dividend (nominal)
                         quarterly installments,    annual dividend
                         in arrears, on each        rate of 8%)
                         Interest Payment Date      payable on the
                         and accruing originally    first calendar day
                         from, and including, the   of March, June,
                         date of issuance thereof   September and
                         to, and including, the     December of each
                         first Interest Payment     year, out of funds
                         Date, and thereafter       legally available
                         from, and excluding, the   therefor, when, as
                         last Interest Payment      and if declared by
                         Date through which         FPL's Board of
                         interest has been paid,    Directors.
                         subject to FPL's right to  Dividends are
                         elect, from time to time,  cumulative.
                         Extension Periods, each    Accumulated unpaid
                         of which may not exceed    dividends do not
                         20 consecutive quarterly   bear interest.
                         interest payment periods.
                         During any Extension
                         Period (to the extent
                         permitted by law), interest
                         would continue to accrue,
                         compounded quarterly and
                         would be due and payable
                         on the last Business Day
                         of the Extension Period.

     Optional
     Redemption . . . .  The Debentures will be     Redeemable at the
                         redeemable on or prior to  option of FPL, in
                         February 28, 1997 at the   whole or in part
                         option of FPL, in whole    at anytime, on not
                         or in part, upon not       less than 30 days'
                         less than 30 nor more      notice, at $27.00
                         than 60 days' notice, at   per share on or
                         108% of the principal      before February
                         amount redeemed plus       28, 1997, and
                         accrued and unpaid         thereafter at
                         interest, if any, to the   $25.00 per share,
                         redemption date; and       plus, in each
                         thereafter at 100% of      case, accrued and
                         the principal amount       unpaid dividends,
                         redeemed plus accrued      if any, to the
                         and unpaid interest,       redemption date;
                         if any, to the             except that prior
                         redemption date,           to March 1, 1997,
                         provided, however, that    the $2.00
                         none of the Debentures     Preferred Stock
                         shall be redeemed prior    shall not be
                         to March 1, 1997, if       redeemable if such
                         such redemption is for     redemption is for
                         the purpose, or in         the purpose, or in
                         anticipation, of           anticipation, of
                         refunding such             refunding such
                         Debentures through the     $2.00 Preferred
                         use, directly or           Stock through the
                         indirectly, of funds       use, directly or
                         borrowed by FPL at an      indirectly, of
                         effective interest cost    funds borrowed by
                         to FPL (calculated in      FPL at an
                         accordance with            effective interest
                         acceptable financial       cost to FPL
                         practice) of less than     (calculated in
                         8.2102% per annum.         accordance with
                                                    acceptable
                                                    financial
                                                    practice) of less
                                                    than 8.2102% per
                                                    annum.

     Maturity/
     Mandatory
     Redemption . . .    The Debentures mature      No maturity date
                         on _________ and are       and not subject to
                         not subject to mandatory   mandatory
                         redemption prior to that   redemption.
                         date.


     Sinking Fund . . .  No sinking fund will be    Not subject to
                         established for the        sinking fund
                         benefit of the             requirements.
                         Debentures.

     Subordination . . . Subordinated to all        Subordinated to
                         existing and future        claims of
                         Senior Indebtedness of     creditors of FPL,
                         FPL and senior to          including Holders
                         Capital Stock of FPL,      of FPL's
                         including the $2.00        outstanding Senior
                         Preferred Stock.  As       Indebtedness and
                         of March 31, 1995,         other Debt
                         approximately $3.8         Securities and the
                         billion of such Senior     Debentures, but
                         Indebtedness was           senior to the
                         outstanding.               common stock of
                                                    FPL.

     Listing . . .       Application will be made   The $2.00
                         to list the Debentures     Preferred Stock is
                         on the NYSE.               listed on the
                                                    NYSE.  However,
                                                    see "Listing and
                                                    Trading of
                                                    Debentures and
                                                    $2.00 Preferred
                                                    Stock."

     Dividends
     Received
     Deduction . . .     Interest is not eligible   Dividends are
                         for the dividends          eligible for the
                         received deduction for     dividends received
                         any Holders.               deduction for
                                                    corporate Holders.
                                                    The dividends
                                                    received deduction
                                                    is not available
                                                    to individual,
                                                    non-corporate
                                                    Holders.

     Voting Rights/
     Enforcement . . .   Subject to FPL's right to  If any four full
                         extend payment as          quarterly
                         described under            dividends on any
                         "Interest/Dividend Rate"   class of FPL's
                         Holders have the right     preferred stocks,
                         to receive interest and    including the
                         principal payments as      $2.00 Preferred
                         and when due, but do not   Stock, are in
                         have any voting rights.    default, the
                                                    Holders of all
                                                    preferred stock,
                                                    including the
                                                    Holders of the
                                                    $2.00 Preferred
                                                    Stock, become
                                                    entitled, as one
                                                    class, to elect a
                                                    majority of the
                                                    Board of
                                                    Directors.  When
                                                    entitled to vote,
                                                    each Holder of
                                                    $2.00 Preferred
                                                    Stock shall have
                                                    one quarter (1/4)
                                                    of one vote for
                                                    each share held of
                                                    record by such
                                                    Holder.

       CERTAIN CONSIDERATIONS RELATING TO THE DEBENTURES AND THE EXCHANGE OFFER

        Neither the Company nor its Board of Directors makes any recommendation to Holders of $2.00 Preferred Stock as to whether to tender all or any shares of $2.00 Preferred Stock in the Exchange Offer. Holders of $2.00 Preferred Stock should carefully consider all of the information contained in this Prospectus, including the following:

          Certain United States Federal Income Tax Considerations

          The exchange of Debentures for $2.00 Preferred Stock
     pursuant to the Exchange Offer will be a taxable transaction. Gain or loss generally will be recognized in an amount equal to the difference between the fair market value on the Closing Date of the Debentures received in the exchange plus the Payment in Lieu of Accumulated Dividends and the exchanging Holder's tax basis in the shares of $2.00 Preferred Stock
     surrendered.   See "Certain United States Federal Income Tax Consequences-
     Exchange of Debentures for $2.00 Preferred Stock."

         Holders of Debentures will be required to include in their gross income interest from the Debentures as it accrues, rather than when it is paid, regardless of the Holders' regular method of accounting. Such interest will generally be equal to the amount of stated interest payable on the Debentures each year. Should an Extension Period occur with respect to the Debentures, Holders will be required to include in gross income interest accruing on the Debentures for United States federal income tax purposes in advance of the receipt of cash. See "Certain United States Federal Income Tax Consequences - Original Issue Discount, Market Discount and Acquisition Premium.

         Unsecured Subordinated Obligations

         The Debentures will rank senior to the $2.00 Preferred
     Stock as to payment in respect thereof and as to the distribution of assets upon liquidation (whether voluntary or involuntary). However, the Debentures are unsecured obligations of FPL and will be, and the shares of $2.00 Preferred Stock are, subordinate in right of payment to all existing and future Senior Indebtedness of FPL. As of March 31, 1995, Senior Indebtedness of FPL aggregated approximately $3.8 billion. The terms of the Debentures do not limit FPL's ability to incur additional indebtedness, including indebtedness that ranks senior to or pari passu with the Debentures. A default with respect to, or the acceleration of, any other indebtedness of FPL will not constitute an "Event of Default" with respect
     to the Debentures.  See "Description of the Debentures   Subordination" and
     "Comparison of Debentures and $2.00 Preferred Stock."

         Option to Extend Interest Payment Period

         FPL has the right under the Indenture to extend the interest payment period from time to time on the Debentures, so long as an event of default has not occurred and is not continuing, for an Extension Period not exceeding 20 consecutive quarterly interest payment periods, during which no interest shall be due and payable until the last Business Day of such Extension Period. If FPL exercises the right to extend an interest payment period, FPL may not during such Extension Period declare or pay dividends on, or purchase, acquire or make a distribution or liquidation payment with respect to, any of its Capital Stock; provided that it may make mandatory sinking fund payments on its 6.84% Preferred Stock, Series Q and 8.625% Preferred Stock, Series R. Based upon FPL's current financial condition and, in light of the restriction on payment of dividends during an Extension Period, FPL believes that an extension of an interest payment period on the Debentures is currently unlikely and has no current intention to extend such an interest payment period.

         Prior to the expiration of any Extension Period, FPL may further extend such Extension Period, provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarterly interest payment periods. Upon the expiration of any Extension Period and the payment of all amounts then due, FPL may select a new Extension Period, subject to the above requirements. Consequently, there could be multiple Extension Periods of varying lengths (up to _____ Extension Periods of 20 consecutive quarterly interest payment periods each or more numerous shorter Extension Periods) throughout the term of the Debentures. See "Description of the Debentures - Option to Extend Interest Payment Period."

         In the event that FPL determines to extend an interest payment period, or in the event that FPL thereafter extends an Extension Period, the market price of the Debentures may be adversely affected.

         Because FPL has the right to extend the interest payment period, the Debentures will be treated as having been issued with OID for United States federal income tax purposes. As a result, during an Extension Period, Holders of Debentures that are subject to United States federal income tax would be required to continue to include in gross income interest accruing on the Debentures for United States federal income tax purposes in advance of the receipt of cash. See "Certain United States Federal Income Tax Consequences - Original Issue Discount, Market Discount and Acquisition Premium."

          Listing and Trading of Debentures and $2.00 Preferred Stock

          The Debentures constitute a new issue of securities with no established trading market. While FPL will apply to list the Debentures on the NYSE, there can be no assurance that an active market for the Debentures will develop or be sustained in the future. Although the Dealer Managers have indicated to FPL that they intend to make a market in the Debentures as permitted by applicable laws and regulations prior to the commencement of trading on the NYSE, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Debentures.

          To the extent that a certain number of shares of $2.00
     Preferred Stock are tendered and accepted in the Exchange Offer and/or the number of Holders of $2.00 Preferred Stock is reduced to below certain levels, FPL would be required to delist the $2.00 Preferred Stock from the NYSE pursuant to the rules and regulations of the NYSE, and the trading market for shares of $2.00 Preferred Stock which are not tendered and accepted could be adversely affected. FPL does not believe that the Exchange Offer has a reasonable likelihood of causing the $2.00 Preferred Stock to be delisted from the NYSE.

          Fees and Expenses; Transfer Taxes

          The expense of soliciting tenders of shares of $2.00
     Preferred Stock will be borne by the Company. Subject to the receipt of a properly completed and duly executed Notice of Solicited Tenders as described herein, the Company will pay to any Soliciting Dealer (as such term is defined in the next sentence) a solicitation fee of $_____ per $25 principal amount of Debentures issued in respect of shares of $2.00 Preferred Stock solicited by such Soliciting Dealer and accepted in the Exchange Offer. "Soliciting Dealer" includes (i) any broker or dealer in securities, including the Dealer Managers in their capacity as brokers or dealers, which is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) any foreign broker or dealer not eligible for membership in the NASD which agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member or (iii) any bank or trust company. Subject to the instructions in the Letter of Transmittal, the Company will pay all transfer taxes, if any, applicable to the exchange of shares of $2.00 Preferred Stock pursuant to the Exchange Offer. See "Fees and Expenses; Transfer Taxes."

                                     THE COMPANY

          FPL was incorporated under the laws of Florida in 1925 and is engaged in the generation, transmission, distribution and sale of electric energy. The principal executive office of FPL is located at 700 Universe Boulevard, Juno Beach, Florida 33408, telephone
     (407) 694-4647, and the mailing address is P.O. Box 14000, Juno Beach, Florida 33408-0420. FPL supplies electric service throughout most of the east and lower west coasts of Florida. This service territory contains about 27,650 square miles with a population of approximately 6.5 million. During 1994, FPL served approximately 3.4 million customer accounts. All of the shares of common stock of FPL are owned by FPL Group, Inc.

                            SELECTED FINANCIAL INFORMATION
                            (Thousands, except for Ratios)

                                  Years Ended December 31,
                 ------------------------------------------------------
                   1994        1993        1992        1991        1990
                 --------    --------    --------    --------      -----
     Income
       Statement
       Data:
     Operating
       Revenues.  $5,342,656  $5,224,299   $5,100,463 $5,158,766    $4,987,690
     Net Income
       Available
       to FPL
       Group,
       Inc. .     $  528,515  $ 425,297(1) $  470,899 $  376,261(2) $  381,204


                                          Three Months Ended March 31,(3)
                                                    (Unaudited)
                                          -------------------------------
                                              1995              1994
                                          ------------       ------------
       Income Statement Data:
       Operating Revenues. . . . .          $1,156,269         $1,155,789
       Net Income Available to
          FPL Group, Inc.  . . . .          $  107,289         $   98,625



                   As of March 31, 1995            As of December 31, 1994
                       (Unaudited
                  ----------------------           ------------------------
                    Actual           Ratio        Actual          Ratio
                   -----------     ----------     -------       ----------
     Capitalization:
     Long-Term
      Debt(4). .    $3,296,307        41.2%      $3,581,157          43.1%
     Preferred
      Stock(5) .       505,250         6.3%         545,250           6.6%
     Common
     Shareholder's
     Equity. .       4,197,244        52.5%       4,185,586          50.3%
                    ----------       ------      ----------         ------
     Total
     Capital-
     ization .      $7,998,801       100.0%     $8,311,993         100.0%


                                  Years Ended December 31,
                        --------------------------------------------
                        1994      1993      1992      1991      1990
                        ----      ----      ----      ----      ----
     Ratio of
      Earnings
      to Fixed
      Charges . . . .   3.86x     3.03x(1)  3.30x     2.84x(2)  2.94x

     Ratio of
       Earnings to
       Combined Fixed
       Charges and
       Preferred
       Stock Dividend
       Requirements. .  3.22x     2.56x(1)   2.76x    2.40x(2)  2.45x

                                               Three Months Ended March 31,(3)
                                                        (Unaudited)
                                               --------------------------------
                                                   1995              1994
                                               ---------------     ------------
     Ratio of Earnings to Fixed
      Charges . . . . . . . . . . .                 3.42x              3.16x
     Ratio of Earnings to Combined
      Fixed Charges and Preferred
      Stock Dividend Requirements. .                2.74x              2.64x

     --------------------------
     (1) Includes the effect of an $85 million after-tax cost reduction program charge recognized in September 1993.
     (2) Includes the effect of a $56 million after-tax restructuring charge recognized in June 1991.
     (3) The results of operations for an interim period may not give a true indication of results for the year.
     (4)  Excludes short-term debt and current maturities.
     (5)  Excludes current maturities.

                                  THE EXCHANGE OFFER

      Purpose of the Exchange Offer

      The purpose of the Exchange Offer is to refinance the $2.00 Preferred Stock with the Debentures and to achieve certain tax efficiencies for FPL while preserving FPL's flexibility with respect to future financings. This refinancing will permit FPL to deduct interest payable on the Debentures for United States federal income tax purposes. Dividends payable on the $2.00 Preferred Stock are not tax deductible to FPL.

      General

      Participation in the Exchange Offer is voluntary, and Holders of $2.00 Preferred Stock should carefully consider whether to accept. Neither the Company nor its Board of Directors makes any recommendation to Holders of $2.00 Preferred Stock as to whether to tender all or any shares of $2.00 Preferred Stock in the Exchange Offer. Holders of $2.00 Preferred Stock are urged to consult their financial and tax advisors in making their decisions on what action to take in light of their own particular circumstances.

      Participation in the Exchange Offer is open to officers, directors and affiliates of FPL who own shares of $2.00 Preferred Stock.

      Unless the context requires otherwise, the term "Holder" (a) with respect to the $2.00 Preferred Stock, means (i) any person in whose name any shares of $2.00 Preferred Stock are registered on the books of The First National Bank of Boston or (ii) any other person who has obtained a properly completed stock power from the registered Holder or (iii) any person whose beneficially owned shares of $2.00 Preferred Stock are held of record by a Book-Entry Transfer Facility (as defined herein) who desires to deliver such $2.00 Preferred Stock by book-entry transfer at a Book-Entry Transfer Facility, and (b) with respect to any other security, means the person in whose name such security is registered on the books of the security registrar with respect thereto.

      Terms of the Exchange Offer

      Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, FPL will exchange Debentures for its 5,000,000 outstanding shares of $2.00 Preferred Stock. The Exchange Offer will be effected on a basis of $25 principal amount of Debentures for each share of $2.00 Preferred Stock validly tendered and accepted for exchange. See " Procedures for Tendering." In addition, as part of its Exchange Offer, Holders of $2.00 Preferred Stock accepted for exchange will be entitled to receive the Payment in Lieu of Accumulated Dividends. Under the terms of the Exchange Offer, FPL intends to accept any of the 5,000,000 shares of $2.00 Preferred Stock validly tendered and not withdrawn prior to the Expiration Date and, unless the Exchange Offer has been withdrawn or terminated, FPL will deliver Debentures in exchange therefor on the Closing Date to the tendering Holders of $2.00 Preferred Stock, subject to the right of FPL to extend, terminate or amend the Exchange Offer. FPL expressly reserves the right, in its sole discretion, to delay acceptance for exchange of $2.00 Preferred Stock tendered under the Exchange Offer and the delivery of the Debentures with respect to the $2.00 Preferred Stock accepted for exchange (subject to Rules 13e-4 and 14e-1 under the Exchange Act, which require that FPL consummate the Exchange Offer or return the $2.00 Preferred Stock deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of the Exchange Offer) at any time prior to the Expiration Date for any reason including (without limitation) if fewer than 1,250,000 shares of the $2.00 Preferred Stock are tendered (which condition may be waived by FPL).

      In all cases, except to the extent waived by FPL, delivery of Debentures issued with respect to the $2.00 Preferred Stock accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of $2.00 Preferred Stock (or confirmation of book-entry transfer thereof), a properly completed and duly executed Letter of Transmittal, and any other documents required thereby.

      As of May 17, 1995, there were 5,000,000 shares of $2.00 Preferred Stock outstanding. This Prospectus, together with the Letter of Transmittal, is being sent to all registered Holders as of ______________, 1995.

      FPL shall be deemed to have accepted validly tendered $2.00 Preferred Stock (or $2.00 Preferred Stock which FPL has, in its sole discretion, determined to be defectively tendered, with respect to which FPL has waived such defect) when, as and if FPL has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving the Debentures from FPL and remitting such Debentures to tendering Holders who are participating in the Exchange Offer. Upon the terms and subject to the conditions of the Exchange Offer, delivery of Debentures will be made on the Closing Date.

      If any tendered shares of $2.00 Preferred Stock are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, unless otherwise requested by the Holder under "Special Delivery Instructions" in the Letter of Transmittal, such shares of $2.00 Preferred Stock will be returned, without expense, to the tendering Holder thereof (or in the case of shares of $2.00 Preferred Stock tendered by book-entry transfer into the Exchange Agent's account at DTC, such shares of $2.00 Preferred Stock will be credited to an account maintained at DTC designated by the participant therein who so delivered such $2.00 Preferred Stock), as promptly as practicable after the Expiration Date or the withdrawal or termination of the Expiration Date or the withdrawal or termination of the Exchange Offer.

      Holders of $2.00 Preferred Stock will not have any appraisal or dissenters' rights under the Florida Business Corporation Act in connection with the Exchange Offer. FPL intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

      Holders who tender $2.00 Preferred Stock in the Exchange Offer and who participate in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of $2.00 Preferred Stock pursuant to the Exchange Offer. See "Fees and Expenses; Transfer Taxes."

      Expiration Date; Extensions; Amendments; Termination

      The Exchange Offer will expire on the Expiration Date. FPL reserves the right to extend the Exchange Offer in its sole discretion at any time and from time to time by giving oral or written notice to the Exchange Agent and by timely public announcement communicated, unless another means is required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the Exchange Offer, all $2.00 Preferred Stock previously tendered pursuant to the Exchange Offer and not withdrawn will remain subject to the Exchange Offer.

      FPL expressly reserves the right to (i) extend, amend or modify the terms of the Exchange Offer in any manner and (ii) withdraw or terminate the Exchange Offer and not accept for exchange any $2.00 Preferred Stock, at any time prior to the Expiration Date for any reason, including (without limitation) if fewer than 1,250,000 shares of $2.00 Preferred Stock are tendered in the Exchange Offer (which condition may be waived by FPL). If FPL makes a material change in the terms of the Exchange Offer or if it waives a material condition of the Exchange Offer, FPL will extend the Exchange Offer. The minimum period for which the Exchange Offer will be extended following a material change or waiver will depend upon the facts and circumstances, including the relative materiality of the change or waiver. Any withdrawal or termination of the Exchange Offer will be followed as promptly as practicable by public announcement thereof through the Dow Jones News Service. If FPL withdraws or terminates the Exchange Offer, it will give immediate notice to the Exchange Agent, and all $2.00 Preferred Stock theretofore tendered pursuant to the Exchange Offer will be returned promptly to the tendering Holders thereof. See " - Withdrawal of Tenders."

      Procedures for Tendering

      The tender of $2.00 Preferred Stock by a Holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such Holder and FPL in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

      Each Holder of the $2.00 Preferred Stock wishing to participate in the Exchange Offer must (i) properly complete and sign the Letter of Transmittal in accordance with the instructions contained herein and in the Letter of Transmittal, together with any required signature guarantees, and deliver the same to the Exchange Agent, at one of its addresses set forth
     in "   Exchange Agent and Information Agent" prior to the Expiration Date and either (a) certificates for the $2.00 Preferred Stock must be received by the Exchange Agent at such address or (b) such $2.00 Preferred Stock must be transferred pursuant to the procedures for book-entry transfer described below and a confirmation of such book-entry transfer must be received by the Exchange Agent, in each case prior to the Expiration Date or (ii) comply with the guaranteed delivery procedures described below.

      In order to participate in the Exchange Offer, Holders of $2.00 Preferred Stock must submit a Letter of Transmittal and comply with the other procedures for tendering in accordance with the instructions contained herein and in the Letter of Transmittal prior to the Expiration Date. Except as otherwise noted herein, after the Expiration Date, tendering Holders of $2.00 Preferred Stock may not withdraw tendered shares from the Exchange Offer.

      LETTERS OF TRANSMITTAL, CERTIFICATES FOR $2.00 PREFERRED STOCK AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT; NOT TO FPL, THE DEALER MANAGERS OR THE INFORMATION AGENT.

      Signature Guarantees. If tendered $2.00 Preferred Stock is registered in the name of the signer of the Letter of Transmittal and beneficial ownership of the Debentures to be issued in exchange therefor is to be issued (and any untendered $2.00 Preferred Stock is to be reissued) in the name of the registered Holder (which term, for the purposes described herein, shall include any participant in DTC whose name appears on a security listing as the owner of $2.00 Preferred Stock), the signature of such signer need not be guaranteed. If the tendered $2.00 Preferred Stock is registered in the name of someone other than the signer of the Letter of Transmittal, such tendered $2.00 Preferred Stock must be endorsed or accompanied by written instruments of transfer in a form satisfactory to FPL and duly executed by the registered Holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a financial institution (including most banks, savings and loans associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program (any of the foregoing hereinafter referred to as an "Eligible Institution"). If the Debentures and/or the $2.00 Preferred Stock not exchanged are to be delivered to an address other than that of the registered Holder appearing on the register for the $2.00 Preferred Stock, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

      Book-Entry Transfer. As used herein, a "Book-Entry Transfer Facility" shall mean any of The Depository Trust Company ("DTC"), Midwest Securities Trust Company or Philadelphia Depository Trust Company. FPL understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish an account with respect to the $2.00 Preferred Stock at each Book-Entry Transfer Facility for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in a Book-Entry Transfer Facility's system may make book-entry delivery of $2.00 Preferred Stock by causing such Book-Entry Transfer Facility to transfer such $2.00 Preferred Stock in accordance with such Book-Entry Transfer Facility's Automated Tender Offer Program or other similar procedures ("ATOP") for such book-entry transfers. However, the exchange for the $2.00 Preferred Stock so tendered will only be made after timely confirmation (a "Book-Entry Confirmation") of such Book-Entry Transfer of $2.00 Preferred Stock into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message (as such term is defined in the next sentence) the Letter of Transmittal and any other documents required by the Letter of Transmittal. The term "Agent's Message" means a message, transmitted by a Book-Entry Transfer Facility and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from a participant tendering $2.00 Preferred Stock that is the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that FPL may enforce such agreement against such participant.

      Guaranteed Delivery. If a Holder desires to participate in the Exchange Offer and time will not permit a Letter of Transmittal or certificates for $2.00 Preferred Stock to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its office prior to the Expiration Date, a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering Holder, the name(s) in which the $2.00 Preferred Stock is registered and, if the $2.00 Preferred Stock is held in certificated form, the certificate numbers of the $2.00 Preferred Stock to be tendered, and stating that the tender is being made thereby and guaranteeing that within five NYSE trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the $2.00 Preferred Stock in proper form for transfer together with a properly completed and duly executed Letter of Transmittal (and any other required documents), or a confirmation of book-entry transfer of such $2.00 Preferred Stock into the Exchange Agent's account at a Book-Entry Transfer Facility, will be delivered by such Eligible Institution. Unless the $2.00 Preferred Stock being tendered by the above-described method is deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents) or a confirmation of book-entry transfer of such $2.00 Preferred Stock into the Exchange Agent's account at a Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's ATOP procedures is received, FPL may, at its option, reject the tender. In addition to the copy being transmitted herewith, copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent and the Information Agent.

      Miscellaneous. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of $2.00 Preferred Stock will be determined by FPL, in its sole discretion, and which determination will be final and binding. FPL reserves the absolute right to reject any or all tenders that it determines are not in proper form or the acceptance for exchange of which may, in the opinion of FPL's counsel, be unlawful. FPL also reserves the absolute right to waive any defect or irregularity in the tender of any $2.00 Preferred Stock, and FPL's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding. None of FPL, the Exchange Agent, the Dealer Managers, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

      Tenders of $2.00 Preferred Stock involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. $2.00 Preferred Stock received by the Exchange Agent that is not validly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder (or in the case of $2.00 Preferred Stock tendered by book-entry transfer into the Exchange Agent's account at a Book-Entry Transfer Facility, such $2.00 Preferred Stock will be credited to an account maintained at such Book-Entry Transfer Facility designated by the participant therein who so delivered such $2.00 Preferred Stock), unless otherwise requested by the Holder in the Letter of Transmittal, as promptly as practicable after the Expiration Date or the withdrawal or termination of the Exchange Offer.

      Letter of Transmittal

      The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer:

      The party tendering $2.00 Preferred Stock for exchange (the "Transferor") exchanges, assigns and transfers the $2.00 Preferred Stock to FPL and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the $2.00 Preferred Stock to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the $2.00 Preferred Stock and to acquire beneficial ownership of Debentures issuable upon the exchange of such tendered $2.00 Preferred Stock, and that, when such Transferor's shares of $2.00 Preferred Stock are accepted for exchange, FPL will acquire good and unencumbered title to such shares of tendered $2.00 Preferred Stock free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also represents that it will, upon request, execute and deliver any additional documents deemed by FPL to be necessary or desirable to complete the exchange, assignment and transfer of the tendered $2.00 Preferred Stock or transfer ownership of such $2.00 Preferred Stock on the account books maintained by a Book-Entry Transfer Facility. All authority conferred by the Transferor will survive the death, bankruptcy or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representative, successors, assigns, executors and administrators of such Transferor.

      Withdrawal of Tenders

      Tenders of $2.00 Preferred Stock pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange by FPL, may be withdrawn at any time after 40 Business Days from the date of this Prospectus.

      To be effective, a written notice of withdrawal delivered by mail, hand delivery or facsimile transmission must be timely received by the Exchange Agent at the address set forth below under " - Exchange Agent and Information Agent." The method of notification is at the risk and election of the Holder. Any such notice of withdrawal must specify (i) the Holder named in the Letter of Transmittal as having tendered $2.00 Preferred Stock to be withdrawn, (ii) if the $2.00 Preferred Stock is held in certificated form, the certificate numbers of the $2.00 Preferred Stock to be withdrawn,
     (iii) that such Holder is withdrawing his election to have such $2.00 Preferred Stock exchanged and (iv) the name of the registered Holder of such $2.00 Preferred Stock, and must be signed by the Holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to FPL that the person withdrawing the tender has succeeded to the beneficial ownership of the $2.00 Preferred Stock being withdrawn. The Exchange Agent will return the properly withdrawn $2.00 Preferred Stock promptly following receipt of notice of withdrawal. If $2.00 Preferred Stock has been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at a Book-Entry Transfer Facility to be credited with the withdrawn $2.00 Preferred Stock and otherwise comply with such Book-Entry Transfer Facility's procedures. All questions as to the validity of notice of withdrawal, including time of receipt, will be determined by FPL, in its sole discretion, and such determination will be final and binding on all parties. Properly withdrawn $2.00 Preferred Stock, however, may be retendered by following the procedures therefor described elsewhere herein at any time prior to the Expiration Date. See " - Procedures for Tendering."

      Acceptance of Shares; Delivery of Debentures

      FPL expressly reserves the right, in its sole discretion, to delay acceptance for exchange of $2.00 Preferred Stock tendered under the Exchange Offer and the delivery of the Debentures with respect to the $2.00 Preferred Stock accepted for exchange (subject to Rules 13e-4 and 14e-1 under the Exchange Act, which require that FPL consummate the Exchange Offer or return the $2.00 Preferred Stock deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of the Exchange Offer) at any time prior to the Expiration Date for any reason including (without limitation) if fewer than 1,250,000 shares of the $2.00 Preferred Stock are tendered (which condition may be waived by FPL).

      All shares of $2.00 Preferred Stock not accepted pursuant to the Exchange Offer will be returned to the tendering Holders at FPL's expense as promptly as practicable following the Expiration Date.

      All shares of $2.00 Preferred Stock accepted pursuant to the Exchange Offer will be retired and canceled.

      Exchange Agent and Information Agent

      The Chase Manhattan Bank (National Association) has been appointed as Exchange Agent for the Exchange Offer.

                                The Exchange Agent is:

                   THE CHASE MANHATTAN BANK (NATIONAL ASSOCIATION)

                      BY HAND:                  BY OVERNIGHT COURIER:

     Office Hours: 9:00 a.m.- 5:00 p.m.   c/o Chase Securities Processing Corp.
           (New York City Time)                  Ft. Lee Executive Park
      1 Chase Manhattan Plaza (Floor 1-B)    1 Executive Drive (6th Floor)
        Nassau and Liberty Streets             Ft. Lee, New Jersey  07024
        New York, New York  10081


                                       BY MAIL:

                                       Box 3032
                               4 Chase MetroTech Center
                              Brooklyn, New York  11245

                                Facsimile Transmission
                                    (201) 592-4372
                           (For Eligible Institutions Only)

            Confirm Receipt of Notice of Guaranteed Delivery by Telephone:
                                    (201) 592-4370

                                Shareholder Inquiries:
                              (800) 355-2663 (Toll Free)

          Georgeson & Company Inc. has been retained by FPL as the Information Agent to assist in connection with the Exchange Offer. Questions and requests for assistance regarding the Exchange Offer, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery may be directed to Georgeson & Company Inc. at Wall Street Plaza, New York, New York 10005. Banks and brokers call collect (212) 440-9800. All others call toll free 1-800-223-2064.

          FPL will pay the Exchange Agent and Information Agent reasonable and customary fees for their services and will reimburse them for all their reasonable out-of-pocket expenses in connection therewith.

          Dealer Managers

          __________ and __________ are acting as Dealer Managers for the Exchange Offer under a Dealer Managers Agreement dated _______________, 1995 (the "Dealer Managers Agreement"). Pursuant to the Dealer Managers Agreement, the Company has agreed to pay to the Dealer Managers, in addition to any solicitation fee as described under "Fees and Expenses; Transfer Taxes," a fee of __________. In addition, the Company has agreed to reimburse the Dealer Managers for their reasonable out of pocket expenses, including the reasonable fees and expenses of their legal counsel.

          The Dealer Managers will perform those services in connection with the Exchange Offer as are customarily performed by investment banking concerns acting as dealer managers in connection with offers of like nature, including, but not limited to, soliciting tenders of $2.00 Preferred Stock pursuant to the Exchange Offer and communicating generally, and responding to requests for information and material, regarding the Exchange Offer and the Debentures with brokers, dealers, commercial banks and trust companies and other persons, including the Holders of the $2.00 Preferred Stock.

          The Company has agreed to indemnify the Dealer Managers against certain liabilities, including liabilities under the federal securities laws.

          Each of __________ and __________ engages in transactions with, and from time to time has performed services for, FPL.

             LISTING AND TRADING OF DEBENTURES AND $2.00 PREFERRED STOCK

          The Debentures constitute a new issue of securities with no established trading market. While FPL will apply to list the Debentures on the NYSE, there can be no assurance that an active market for the Debentures will develop or be sustained in the future. Although the Dealer Managers have indicated to FPL that they intend to make a market in the Debentures as permitted by applicable laws and regulations prior to the commencement of trading on the NYSE, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Debentures.

          The $2.00 Preferred Stock is currently listed on the NYSE. The following table sets forth for the calendar quarters indicated the high and low sale prices as reported by the NYSE.
                                                    High        Low
                                                   ------      ------
          1993:
             First Quarter . . . . . . . . . . .    28         26 1/2
             Second Quarter  . . . . . . . . . .    28 3/8     27 1/2
             Third Quarter . . . . . . . . . . .    28 5/8     27 5/8
             Fourth Quarter  . . . . . . . . . .    28 5/8     27

          1994:
             First Quarter . . . . . . . . . . .    28         26
             Second Quarter  . . . . . . . . . .    26 5/8     24 1/2
             Third Quarter . . . . . . . . . . .    26         24 3/4
             Fourth Quarter  . . . . . . . . . .    25 3/4     23 1/2

          1995:
             First Quarter . . . . . . . . . . .    26 1/2     24 1/4


        Holders of $2.00 Preferred Stock who do not tender their $2.00 Preferred Stock in the Exchange Offer or whose $2.00 Preferred Stock is not accepted for exchange will continue to hold such $2.00 Preferred Stock and will be entitled to all the rights and preferences, and will be subject to all of the limitations, applicable thereto. To the extent that a certain number of shares of $2.00 Preferred Stock is tendered and accepted in the Exchange Offer and/or the number of Holders of $2.00 Preferred Stock is reduced to below certain levels, FPL, pursuant to NYSE rules and regulations, would be required to delist the $2.00 Preferred Stock from the NYSE, and the trading market for untendered $2.00 Preferred Stock could be adversely affected. FPL does not believe that the Exchange Offer has a reasonable likelihood of causing the $2.00 Preferred Stock to be delisted from the NYSE.

                          FEES AND EXPENSES; TRANSFER TAXES

        The expenses of soliciting tenders of the $2.00 Preferred Stock will be borne by FPL. For compensation to be paid to the Dealer Managers, see "The
     Exchange Offer   Dealer Managers."  The total cash expenditures to be
     incurred by FPL, other than fees payable to the Dealer Managers, but including the expenses of the Dealer Managers, printing, accounting and legal fees, and the fees and expenses of the Exchange Agent, the Information Agent and the Trustee under the Indenture, are estimated to be approximately $______________.

        The Company will pay any Soliciting Dealer a solicitation fee of $_____ per $25 principal amount of Debentures issued in respect of shares of $2.00 Preferred Stock solicited by such Soliciting Dealer and accepted in the Exchange Offer. No such fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer the amount of such fee to a depositing Holder (other than itself). No such fee shall be payable to a Soliciting Dealer with respect to shares of $2.00 Preferred Stock tendered for such Soliciting Dealer's own account. In order for a Soliciting Dealer to receive a solicitation fee with respect to the tender of shares of $2.00 Preferred Stock, the Exchange Agent must have received a Letter of Transmittal with a portion thereof entitled "Notice of Solicited Tenders" properly completed and duly executed or, in the case of guaranteed delivery, a Notice of Solicited Tenders properly completed and duly executed by such Soliciting Dealer.

        The Dealer Managers may not, until the Expiration Date, buy, sell, deal or trade in the $2.00 Preferred Stock for their own account. No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of the Company, the Dealer Managers, the Exchange Agent or the Information Agent for purposes of the Exchange Offer except that, in any jurisdiction where the securities, blue sky, or other laws require the Exchange Offer to be made by or through a licensed broker or dealer, the Exchange Offer is being made on behalf of the Company by the Dealer Mangers or one or more registered brokers or dealers licensed under the law of such jurisdiction.

        FPL will pay all transfer taxes, if any, applicable to the exchange of $2.00 Preferred Stock pursuant to the Exchange Offer. If, however, beneficial ownership of Debentures or shares of $2.00 Preferred Stock not tendered or accepted for exchange, are to be issued in the name of, or are to be delivered to, any person other than the registered Holder of the $2.00 Preferred Stock tendered or if a transfer tax is imposed for any reason other than the exchange of $2.00 Preferred Stock pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.


                            DESCRIPTION OF THE DEBENTURES

        General

        The following description of specific terms of the Debentures does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the information contained elsewhere in this Prospectus and in the Indenture, dated as of June ___, 1995, between FPL and The Chase Manhattan Bank (National Association), as Trustee (the "Indenture"). Such description makes use of the terms defined in the Indenture.

        The covenants contained in the Indenture would not afford Holders of Debentures protection in the event of a highly-leveraged transaction involving FPL.

        Principal Amount, Interest and Maturity

        The Debentures will be issued as Debt Securities. The Indenture permits the issuance of Debt Securities in series, the first of which series is the Debentures. The Debentures will be unsecured, subordinated obligations of FPL and will be limited in aggregate principal amount to $125 million.

        The Debentures will mature on _________________ and will bear interest at the rate per annum shown in the title thereof payable in equal quarterly installments, in arrears, on the Interest Payment Dates, commencing September 30, 1995, to the persons in whose names the Debentures are registered at the close of business on the relevant Regular Record
     Dates.    Interest will originally accrue from, and including, the Closing
     Date to, and including, the first Interest Payment Date, and thereafter will accrue from, and excluding, the last Interest Payment Date through which interest has been paid. No interest will accrue on the Debentures with respect to the day on which the Debentures mature. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day in each case with the same force and effect as if made on such date.

        Payments in respect of the Debentures will be made at the office or agency of the Company maintained for that purpose in The City of New York (which, unless changed, shall be a corporate trust office or agency of the Trustee). However, at the option of the Company, payments on the Debentures may be made (i) by checks mailed by the Trustee to the Holders entitled thereto at their registered addresses or (ii) by wire transfers to accounts maintained by the Holders entitled thereto as specified in the Register for the Debentures, provided that, in either case, the payment of principal with respect to any Debentures will be made only upon surrender of such Debentures to the Trustee. Interest payable on any Debenture that is not punctually paid or duly provided for on any Interest Payment Date will forthwith cease to be payable to the person in whose name such Debenture is registered on the relevant Regular Record Date, and such defaulted interest will instead be payable to the person in whose name such Debenture is registered on the special record date determined in accordance with the Indenture; provided, however, that interest shall not be considered payable by the Company on any Interest Payment Date falling within an Extension Period unless the Company has elected to make a full or partial payment of interest accrued on the Debentures on such Interest Payment Date.

        Redemption

        The Debentures will be redeemable on or prior to February 28, 1997 at the option of FPL, in whole or in part, upon not less than 30 nor more 60 days' notice, at 108% of the principal amount redeemed plus accrued and unpaid interest, if any, to the redemption date, and thereafter at 100% of the principal amount redeemed plus accrued and unpaid interest, if any, to the redemption date; provided, however, that none of the Debentures shall be redeemed prior to March 1, 1997, if such redemption is for the purpose, or in anticipation, of refunding such Debentures through the use, directly or indirectly, of funds borrowed by FPL at an effective interest cost to FPL (calculated in accordance with acceptable financial practice) of less than 8.2102% per annum.

        If less than all the Debentures are to be redeemed, the particular Debentures to be redeemed will be selected by lot or by such other method of random selection as the Security Registrar deems fair and appropriate.

        Any notice of redemption shall state that such redemption will be conditional upon receipt by the Paying Agent or Agents, on or prior to the dated fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on the Debentures and that if such money has not been so received, such notice will be of no force and effect and FPL will not be required to redeem the Debentures.

        Option to Extend Interest Payment Period

        FPL shall have the right at any time and from time to time during the term of the Debentures, so long as an Event of Default has not occurred and is not continuing to elect an Extension Period on the last Business Day of which Extension Period FPL shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debentures to the extent permitted by applicable law); provided, that, during any such Extension Period, FPL shall not declare or pay any dividend on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its Capital Stock, except that FPL may make mandatory sinking fund payments with respect to its 6.84% Preferred Stock, Series Q and 8.625% Preferred Stock, Series R. FPL may prepay at any time all or any portion of the interest accrued during an Extension Period. Based upon FPL's current financial condition and, in light of the restriction on payment of dividends during an Extension Period, FPL believes that an extension of an interest payment period on the Debentures is currently unlikely and has no current intention to extend such an interest payment period. Prior to the termination of any such Extension Period, FPL may further extend the interest payment period, provided that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarterly interest payment periods or extend beyond the maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, FPL may elect another Extension Period. During an Extension Period, interest will be due and payable only on the last day thereof. FPL shall give the Holders of the Debentures notice of its election of an Extension Period prior to the earlier of (i) two Business Days prior to the Regular Record Date for the next Interest Payment Date which would occur but for such election or
     (ii) the date FPL is required to give notice to the NYSE or other applicable self-regulatory organization of the Regular Record Date or Interest Payment Date.

        Subordination

        The Debentures will be subordinate and junior in right of payment to all Senior Indebtedness of FPL.

        No payment of principal of (including redemption payments), premium, if any, or interest on, the Debentures may be made (i) upon certain events of bankruptcy, insolvency or reorganization, (ii) if any Senior Indebtedness is not paid when due, (iii) if any other default has occurred permitting the Holders of Senior Indebtedness to accelerate the maturity thereof and, in such case, any applicable grace period with respect to such default has ended, and either 90 days shall not have elapsed after the expiration of such grace period or the maturity of such Senior Indebtedness shall have been accelerated because of such default and such acceleration shall not have been rescinded or annulled, and, with respect to (ii) and (iii) above, such default has not been cured or waived, or (iv) if the maturity of any Senior Indebtedness has been accelerated because of an Event of Default. Upon any distribution of assets of FPL to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of, and premium, if any, and interest due or to become due on, all Senior Indebtedness must be paid in full before the Holders of the Debentures are entitled to receive or retain any payment. Upon payment in full of all Senior Indebtedness, the Holders of the Debentures will be subrogated to the rights of the Holders of Senior Indebtedness to receive further payments or distributions applicable to Senior Indebtedness until all amounts owing on the Debentures are paid in full.

        The term "Senior Indebtedness" is defined in the Indenture to mean obligations (other than non-recourse obligations and the indebtedness issued under the Indenture) of, or guaranteed or assumed by, FPL for borrowed money, including both senior and subordinated indebtedness for borrowed money (other than Debt Securities including the Debentures), or for the payment of money relating to any lease which is capitalized on the consolidated balance sheet of FPL and its subsidiaries in accordance with generally accepted accounting principles as in effect from time to time, or indebtedness evidenced by bonds, debentures, notes or other similar instruments, and in each case, amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations, whether existing as of the date of the Indenture or subsequently incurred by FPL.

        An Event of Default with respect to any Senior Indebtedness may not necessarily constitute an Event of Default with respect to the Debentures.

        The Indenture does not limit the aggregate amount of Senior Indebtedness that FPL may issue. As of March 1995, outstanding Senior Indebtedness of FPL aggregated approximately $3.8 billion.

        Form, Exchange, and Transfer

        The Debentures will be issuable only in fully registered form without coupons and in denominations of $25 and any integral multiple thereof.

        At the option of the Holder, subject to the terms of the Indenture and the limitations applicable to global securities, Debentures will be exchangeable for other Debentures of the same series, of any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the Indenture and the limitations applicable to global securities, Debentures may be presented for exchange as provided above or for registration of transfer (duly endorsed or accompanied by a duly executed instrument of transfer) at the office of the Security Registrar or at the office of any transfer agent designated by FPL for such purpose. FPL may designate itself the Security Registrar. No service charge will be made for any registration of transfer or exchange of Debentures, but FPL may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. FPL may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that FPL will be required to maintain a transfer agent in each Place of Payment for the Debentures.

        FPL will not be required to (i) issue, register the transfer of, or exchange any Debentures during a period beginning at the opening of business 15 calendar days before the day of mailing of a notice of redemption of any Debentures called for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any such Debentures being redeemed in part.

        Payment and Paying Agents

        Payment of interest on the Debentures on any Interest Payment Date will be made to the person in whose name such Debentures (or one or more Predecessor Securities) are registered at the close of business on the Regular Record Date for such interest.

        The Chase Manhattan Bank (National Association) will initially act as Paying Agent and Registrar of the Debentures. Principal of and any premium and interest on the Debentures will be payable at the office of such Paying Agent or Paying Agents as FPL may designate for such purpose from time to time. FPL may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that FPL will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series.

        All moneys paid by FPL to a Paying Agent for the payment of the principal of or any premium or interest on the Debentures which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to FPL, and the Holder of such Debentures thereafter may look only to FPL for payment thereof.

        Consolidation, Merger, and Sale of Assets

        FPL may not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless (i) the corporation formed by such consolidation or into which FPL is merged or the Person which acquires by conveyance or transfer, or which leases, the property and assets of FPL substantially as an entirety shall be a Person organized and validly existing under the laws of any domestic jurisdiction and such Person expressly assumes FPL's obligations on the Debt Securities and under the Indenture, (ii) immediately after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing, and (iii) FPL shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel as provided in the Indenture.

        Events of Default

        Each of the following will constitute an Event of Default under the Indenture with respect to the Debt Securities of any series: (a) failure to pay any interest on the Debt Securities of such series within 60 days after the same becomes due and payable; (b) failure to pay principal or premium, if any, on the Debt Securities of such series within three Business Days after the same becomes due and payable; (c) failure to perform or breach of any other covenant or warranty of FPL in the Indenture (other than a covenant or warranty of FPL in the Indenture solely for the benefit of one or more series of Debt Securities other than such series) for 60 days after written notice to FPL by the Trustee, or to FPL and the Trustee by the Holders of at least 33% in principal amount of the Debt Securities of such series outstanding under the Indenture as provided in the Indenture; and (d) certain events of bankruptcy, insolvency or reorganization.

        An Event of Default with respect to the Debt Securities of a particular series may not necessarily constitute an Event of Default with respect to Debt Securities of any other series issued under the Indenture.

        If an Event of Default with respect to any series of Debt Securities occurs and is continuing, then either the Trustee or the Holders of not less than 33% in principal amount of the Outstanding Debt Securities of such series may declare the principal amount of all of the Debt Securities of such series to be due and payable immediately; provided, however, that if an Event of Default occurs and is continuing with respect to more than one series of Debt Securities under the Indenture, the Trustee or the Holders of not less than 33% in aggregate principal amount of the Outstanding Debt Securities of all such series, considered as one class (and not the Holders of the Debt Securities of any one of such series), may make such declaration of acceleration.

        At any time after the declaration of acceleration with respect to the Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, the Event or Events of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if

        (a)  FPL has paid or deposited with the Trustee a sum sufficient to pay

          (1)all overdue interest on all Debt Securities of such series;

          (2)the principal of and premium, if any, on any Debt Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debt Securities;

          (3)interest upon overdue interest at the rate or rates prescribed therefor in such Debt Securities, to the extent that payment of such interest is lawful; and

          (4)all amounts due to the Trustee under the Indenture;

        (b) any other Event or Events of Default with respect to Debt Securities of such series, other than the nonpayment of the principal of the Debt Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture.

        Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. If an Event of Default has occurred and is continuing, subject to such provisions for the indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such series.

        No Holder of Debt Securities of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such Holder has previously given to the Trustee written notice of a continuing Event of Default with respect to the Debt Securities of such series, (ii) the Holders of not less than a majority in aggregate principal amount of the Outstanding Debt Securities of such series have made written request to the Trustee, and such Holder or Holders have offered reasonable indemnity to the Trustee to institute such proceeding as trustee and (iii) the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of such series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security.

        FPL will be required to furnish to the Trustee annually a statement by an appropriate officer as to such officer's knowledge of FPL's compliance with all conditions and covenants under the Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under the Indenture.

        Modification and Waiver

        Without the consent of any Holder of Debt Securities, FPL and the Trustee may enter into one or more supplemental indentures for any of the following purposes: (a) to evidence the assumption by any permitted successor to FPL of the covenants of FPL in the Indenture and in the Debt Securities; or (b) to add one or more covenants of FPL or other provisions for the benefit of the Holders of Outstanding Debt Securities or to surrender any right or power conferred upon FPL by the Indenture; or (c) to add any additional Events of Default with respect to Outstanding Debt Securities; or (d) to change or eliminate any provision of the Indenture or to add any new provision to the Indenture, provided that if such change, elimination or addition will adversely affect the interests of the Holders of Debt Securities of any series in any material respect, such change, elimination or addition (1) will become effective with respect to such series only when the consent of the Holders of Debt Securities of such series has been obtained in accordance with the Indenture, or (2) when no Debt Securities of such series remain Outstanding under the Indenture; or
     (e) to provide collateral security for all but not part of the Debt Securities; or (f) to establish the form or terms of Debt Securities of any other series as permitted by the Indenture; (g) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the procedures for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the Holders thereof, and for any and all other matters incidental thereto; or (h) to evidence and provide for the acceptance of appointment of a successor Trustee under the Indenture with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or to facilitate the administration of the trusts under the Indenture by more than one trustee; or (i) to provide for the procedures required to permit the utilization of a noncertificated system of registration for the Debt Securities of any series; or (j) to change any place where (1) the principal of and premium, if any, and interest, if any, on any Debt Securities shall be payable, (2) any Debt Securities may be surrendered for registration of transfer or exchange and
     (3) notices and demands to or upon FPL in respect of Debt Securities and the Indenture may be served; or (k) to cure any ambiguity or inconsistency or to make or change any other provisions with respect to matters and questions arising under the Indenture, provided such changes or additions shall not adversely affect the interests of the Holders of Debt Securities of any series in any material respect.

        The Holders of not less than a majority in aggregate principal amount of the Debt Securities of all series then Outstanding may waive compliance by FPL with certain restrictive provisions of the Indenture. The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the Indenture, except a default in the payment of principal, premium, or interest and certain covenants and provisions of the Indenture that cannot be modified or be amended without the consent of the Holder of each Outstanding Debt Security of such series affected.

        Without limiting the generality of the foregoing, if the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), is amended after the date of the Indenture in such a way as to require changes to the Indenture or the incorporation therein of additional provisions or so as to permit changes to, or the elimination of, provisions which, at the date of the Indenture or at any time thereafter, were required by the Trust Indenture Act to be contained in the Indenture, the Indenture will be deemed to have been amended so as to conform to such amendment or to effect such changes or elimination, and FPL and the Trustee may, without the consent of any Holders, enter into one or more supplemental indentures to evidence or effect such amendment.

        Except as provided above, the consent of the Holders of not less than a majority in aggregate principal amount of the Debt Securities of all series then Outstanding, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of, the Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Debt Securities Outstanding are directly affected by a proposed supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of Outstanding Debt Securities of all series so directly affected, considered as one class, will be required; and provided, further, that if the Debt Securities of any series have been issued in more than one Tranche and if the proposed supplemental indenture directly affects the rights of the Holders of one or more, but less than all, such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of all Tranches so directly affected, considered as one class, will be required; and provided further, that no such amendment or modification may (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security, or reduce the principal amount thereof or the rate of interest thereon (or the amount of any installment of interest thereon) or change the method of calculating such rate or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of any Discount Security that would be due and payable upon a declaration of acceleration of Maturity or change the coin or currency (or other property) in which any Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Debt Security (or, in the case of redemption, on or after the redemption date) without, in any such case, the consent of the Holder of such Debt Security, (b) reduce the percentage in principal amount of the Outstanding Debt Security of any series, or any Tranche thereof, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with any provision of the Indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without, in any such case, the consent of the Holder of each Outstanding Debt Security of such series or Tranche, or (c) modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults with respect to the Debt Security of any series, or any Tranche thereof, without the consent of the Holder of each Outstanding Debt Security affected thereby. A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities or one or more Tranches thereof, or modifies the rights of the Holders of Debt Securities of such series or Tranches with respect to such covenant or other provision, will be deemed not to affect the rights under the Indenture of the Holders of the Debt Securities of any other series or Tranche.

        The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver, or other action under the Indenture as of any date, (i) Debt Securities owned by FPL or any other obligor upon the Debt Securities or any Affiliate of FPL or of such other obligor (unless FPL, such Affiliate or such obligor owns all Debt Securities Outstanding under this Indenture, determined without regard to this clause (i)) shall be disregarded and deemed not to be Outstanding;
     (ii) the principal amount of a Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof as provided in the Indenture; and (iii) the principal amount of a Debt Security denominated in one or more foreign currencies or a composite currency that will be deemed to be Outstanding will be the Dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause
     (ii) above, of the amount described in such clause).

        If FPL shall solicit from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, FPL may, at its option, by Board Resolution, fix in advance a Regular Record Date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other Act, but FPL shall have no obligation to do so. If such a Regular Record Date is fixed, such request, demand, authorization, direction, notice, consent, election, waiver or other Act may be given before or after such Regular Record Date, but only the Holders of record at the close of business on the Regular Record Date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of the Outstanding Debt Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Debt Securities shall be computed as of the Regular Record Date. Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Debt Security and the Holder of every Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or FPL in reliance thereon, whether or not notation of such action is made upon such Debt Security.

        Defeasance

        The Debentures, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Indenture, and, at FPL's election, the entire indebtedness of FPL in respect thereof will be deemed to have been satisfied and discharged, if there has been irrevocably deposited with the Trustee or any Paying Agent (other than FPL), in trust:
     (a) money in an amount which will be sufficient, or (b) Eligible Obligations (as described below), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide monies which, together with money, if any, deposited with or held by the Trustee or such Paying Agent, will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on the Debentures or portions thereof. For this purpose, Eligible Obligations include direct obligations of, or obligations unconditionally guaranteed by, the United States, entitled to the benefit of the full faith and credit thereof, and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

        Under existing case law and regulations, a defeasance which is deemed to satisfy and discharge the entire indebtedness of FPL with respect to the Debentures might be treated as a significant modification of the obligations in respect of the Debentures which for United States federal income tax purposes may be treated as a taxable exchange. If the defeasance were a taxable exchange, Holders would recognize gain or loss in the amount by which the fair market value of the Debentures after the defeasance was greater or less than the Holder's basis in the Debentures prior to the defeasance. Such gain or loss, generally, would be capital to Holders for whom the Debentures are held as capital assets. Prospective investors are urged to consult their own tax advisors as to the specific consequences to them of such deposit.

        Resignation of Trustee

        The Trustee may resign at any time by giving written notice thereof to FPL or may be removed at any time by Act of the Holders of a majority in principal amount of all series of Debt Securities then Outstanding delivered to the Trustee and FPL. No resignation or removal of the Trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a Trustee appointed by Act of the Holders, if FPL has delivered to the Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of the Indenture, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee in accordance with the Indenture.

        Notices

        Notices to Holders of Debentures will be given by mail to the addresses of such Holders as they may appear in the Security Register.

        Title

        FPL, the Trustee, and any agent of FPL or the Trustee, may treat the Person in whose name Debentures are registered as the absolute owner thereof (whether or not such Debentures may be overdue) for the purpose of making payments and for all other purposes irrespective of notice to the contrary.

        Governing Law

        The Indenture and the Debentures will be governed by, and construed in accordance with, the law of the State of New York.

        Regarding the Trustee

        The Trustee under the Indenture is The Chase Manhattan Bank (National Association). In addition to acting as Trustee under the Indenture and Exchange Agent for the Exchange Offer, The Chase Manhattan Bank (National Association) supports all credit lines, provides a general purpose commercial paper backup line of credit and acts as agent for an insurance facility for FPL.

              DESCRIPTION OF CERTAIN TERMS OF THE $2.00 PREFERRED STOCK

        In addition to terms described above under "Prospectus
     Summary - Comparison of Debentures and $2.00 Preferred Stock", the following terms apply to the $2.00 Preferred Stock:

        Voting Rights

        FPL Group, Inc., as the only Holder of common stock of FPL, has sole voting power, except as indicated below or as otherwise required by law.
     If any four full quarterly dividends on any of the 4 1/2% Preferred Stock, 4 1/2% Preferred Stock Series A, Serial Preferred Stock or No Par Preferred Stock (which includes the $2.00 Preferred Stock) (collectively, the
    "Preferred Stocks") of FPL are in default (no dividends are currently in default), the Holders of shares of any class of the Preferred Stock become entitled, as one class, to elect a majority of the Board of Directors, which right does not terminate until full dividends have been provided for all past periods. When entitled to vote, the Holders of the Preferred Stocks (other than the No Par Preferred Stock) shall have one vote for each share held and the Holders of No
     Par Preferred Stock shall have one vote for every $100liquidation value established by the Board of Directors or a committee thereof, provided that amounts less than $100 shall be afforded their proportional fractional vote.

        So long as any shares of the No Par Preferred Stock are outstanding, FPL shall not, without the consent of at least two-thirds of the total number of votes attributable to the outstanding shares of each class of Preferred Stock voting together as one class, (1) create or authorize any new stock ranking prior to the No Par Preferred Stock or any security convertible into shares of such prior ranking stock; or (2) amend, alter or repeal any of the rights, preferences or powers of any series of the No Par Preferred Stock so as to alter materially any such rights, preferences or power, provided that with respect to (2) above, (i) the Preferred Stocks other than the No Par Preferred Stock shall be entitled to vote as a member of such voting class only if the same right, preference or power of such Preferred Stocks other than the No Par Preferred Stock are proposed to be materially amended, altered or repealed in such manner, and (ii) if any amendment, alteration or repeal would alter materially the rights, preferences or powers of less than all the series of the Preferred Stocks, the consent of only the Holders of at least two-thirds of the total number of votes attributable to the outstanding shares of all series so affected, voting as a class, shall be required.

        Without the consent of the Holders of at least a majority of the outstanding shares of each of the 4 1/2% Preferred Stock and 4 1/2% Preferred Stock Series A and a majority of the outstanding shares of each series of the Serial Preferred Stock, and so long as any shares of the No Par Preferred Stock are outstanding, without the consent of the Holders of at least a majority of the total number of votes attributable to the outstanding Preferred Stocks, voting together as a class, FPL shall not (1) merge or consolidate into any other corporation or dispose of substantially all of the assets of FPL unless the merger, consolidation or disposition or the exchange, issuance or assumption of all issued or assumed securities have the approval of governmental regulatory bodies;
     (2) issue or assume (except for refunding purposes) any unsecured indebtedness in the event the total amount of all unsecured indebtedness would exceed 20% of the sum of the secured indebtedness of FPL plus capital and surplus of FPL; (3) issue any shares of the Preferred
     Stocks, or of any other class of stock ranking prior to or on a parity with the Preferred Stocks as to dividends or distributions, unless (a) net income (after depreciation and taxes) for a period of twelve consecutive months within the fifteen months immediately preceding the issuance of such shares is at least equal to twice the annual dividend requirements on all outstanding shares of Preferred Stocks, and on all other prior or parity stock, including the shares proposed to be issued, and (b) gross income (after depreciation and taxes) for such period shall have been 1.5 times the sum of annual interest charges on all indebtedness and annual dividend requirements on the Preferred Stocks, including the shares proposed to be issued, and on all other prior or parity stock; or (4) issue any shares of the Preferred Stocks or of any prior or parity stock unless the aggregate of common stock capital and surplus shall be not less than the aggregate amount payable on the involuntary liquidation, dissolution or winding up of FPL in respect of all Preferred Stocks to be outstanding immediately thereafter and on all other prior or parity stock.

        Liquidation Rights

        In the event of any voluntary liquidation, dissolution or winding up of FPL, the $2.00 Preferred Stock, pari passu with all classes of Preferred Stocks then outstanding, shall have a preference over each series of FPL's Subordinated Preferred Stock (none of which has been issued or is outstanding) and common stock until an amount equal to the then current redemption price shall have been paid. In the event of any involuntary liquidation, dissolution or winding up of FPL, the $2.00 Preferred Stock, pari passu with all classes of Preferred Stocks then outstanding, shall also have a preference over each series of FPL's Subordinated Preferred Stock and common stock until the full involuntary liquidation value thereof ($25 per share) plus all accumulated and unpaid dividends thereon shall have been paid.

        Miscellaneous

        The $2.00 Preferred Stock has no subscription rights, conversion rights or preemptive rights.


                CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following summary describes certain United States federal income tax consequences of the ownership of Debentures as of the date hereof and represents the opinion of Reid & Priest LLP, counsel to FPL, insofar as it relates to matters of law or legal conclusions. Except where noted, it deals only with Debentures held as capital assets and acquired pursuant to the Exchange Offer and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, life insurance companies, persons holding Debentures as a part of a hedging or conversion transaction or a straddle, United States Holders (as defined herein) whose "functional currency" is not the U.S. dollar, or Non-United States Holders (as defined herein) who own (actually or constructively) ten percent or more of the combined voting power of all classes of voting stock of FPL, who are present in the United States or who have any other special status with respect to the United States. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in federal income tax consequences different from those discussed below.

        ALL HOLDERS OF $2.00 PREFERRED STOCK ARE ADVISED TO CONSULT WITH THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OF DEBENTURES FOR $2.00 PREFERRED STOCK AND OF THE OWNERSHIP AND DISPOSITION OF DEBENTURES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.

        United States Holders

        As used herein, a "United States Holder" means a Holder that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source. A "Non-United States Holder" is a Holder that is not a United States Holder.

        Exchange of Debentures for $2.00 Preferred Stock

        The exchange of Debentures for $2.00 Preferred Stock pursuant to the Exchange Offer will be a taxable transaction. In the case of a United States Holder who owns (actually or constructively) solely $2.00 Preferred Stock, or not more than one percent of the $2.00 Preferred Stock outstanding and not more than one percent of any other class of FPL Capital Stock, gain or loss will be recognized in an amount equal to the difference between the fair market value of the Debentures at the time of the exchange plus the Payment in Lieu of Accumulated Dividends, and the exchanging Holder's tax basis in the $2.00 Preferred Stock exchanged therefor and will be long-term capital gain or loss if the $2.00 Preferred Stock has been held for more than one year as of such date. A United States Holder's aggregate tax basis in the Debentures will be equal to the fair market value of the Debentures at the time of the exchange.

        Holders of the $2.00 Preferred Stock owning (actually or constructively) more than one percent of any class of FPL's stock are advised to consult their own tax advisors as to the income tax consequences of exchanging Debentures for $2.00 Preferred Stock.

        Original Issue Discount, Market Discount and Acquisition Premium

        Under the terms of the Debentures, FPL has the option to defer payments of interest for up to 20 consecutive quarterly interest payment periods and to pay as a lump sum at the end of such period all of the interest that has accrued during such period. Because of this option to extend the interest payment periods, all of the stated interest payments on the Debentures will be treated as OID. As a result, United States Holders will be required to accrue interest income even if they use the cash method of tax accounting. In the event that the interest payment period is extended, a United States Holder will be required to continue to include OID in income on an economic accrual basis notwithstanding that FPL will not make any interest payments on the Debentures. In addition, the amount of OID will be increased or decreased if the "issue price" of the Debentures (fair market value at the time of the exchange, which will not include the Payment in Lieu of Accumulated Dividends ) is less than or greater than their stated principal amount.

        It is anticipated that the issue price of the Debentures will equal or exceed their stated principal amount. In the event that the issue price of the Debentures is less than their stated principal amount, however, the Treasury Regulations may be read to require a recalculation of the amount of OID for each period that FPL does not exercise its right to extend the interest payment. This recalculation could result in minor adjustments to the amount of OID taxable to the Holders for such period.

        To the extent a subsequent United States Holder acquires Debentures at a price that is less than their adjusted issue price (the fair market value of the Debentures at the time of the exchange, which does not include the Payment in Lieu of Accumulated Dividends, adjusted for the accrual of OID and interest payments), the Holder will have purchased such Debentures at a market discount. Under the market discount rules, a United States Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, Debentures as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on such Debentures at the time of such payment or disposition. Market discount accrues ratably, or, at the election of the Holder, under a constant yield method over the remaining term of the Debentures. In addition, the United States Holder may be required to defer, until the maturity of the Debentures or their earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry such Debentures. In lieu of the foregoing, a Holder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Holder in the taxable year of the election or thereafter, in which case the interest deferral rule will not apply.

        A subsequent United States Holder that purchases Debentures for an amount that is greater than their adjusted issue price will be able to offset a portion of such acquisition premium properly allocable to a taxable year against the accrual of income on such Debentures.

        Sale, Exchange and Retirement of the Debentures

        Upon the sale, exchange or retirement of Debentures, a United States Holder will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange or retirement and the adjusted tax basis of the Debentures. A United States Holder's adjusted tax basis in Debentures will, in general, be the United States Holder's initial basis therefor, increased by OID or market discount previously included in income by the United States Holder and reduced by any amortized premium and any cash payments on the Debentures. Except as described above with respect to market discount, such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement, the Debentures have been held for more than one year. Under current law, net capital gains of individuals are, under certain circumstances, taxed at lower rates than items of ordinary income. The deductibility of capital losses is subject to limitations.

        Non-United States Holders

        Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

        (a) no withholding of United States federal income tax will be required with respect to a Non-United States Holder upon the exchange of the Debentures for $2.00 Preferred Stock pursuant to the Exchange Offer provided such Holder proves, in a manner and under arrangements satisfactory to FPL or its agents, that such Holder owns (actually or constructively) solely $2.00 Preferred Stock, or not more than one percent of the $2.00 Preferred Stock outstanding and not more than one percent of any other class of FPL's stock, or that the exchange of Debentures for $2.00 Preferred Stock otherwise qualifies as a sale or exchange for United States federal income tax purposes. If a non-United States Holder does not provide the proof described in the preceding sentence, FPL will withhold federal income tax at a rate of 30% of the gross proceeds paid to such Holder pursuant to the Exchange Offer;

        (b) no withholding of United States federal income tax will be required with respect to the payment by FPL or any paying agent of principal or interest (which for purposes of this discussion includes OID) on Debentures owned by a Non-United States Holder, provided (i) the beneficial owner is not a controlled foreign corporation that is related to FPL through stock ownership and (ii) either (y) the beneficial owner certifies to FPL or its agent, under the penalties of perjury, that it is not a U.S. person, citizen or resident and provides its name and address or (z) a financial institution holding the Debentures on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes FPL or its agent with a copy thereof;

        (c) no withholding of United States federal income tax will be required with respect to any gain or income realized by a Non-United States Holder upon the sale, exchange or retirement of Debentures; and

        (d) Debentures beneficially owned by an individual who at the time of death is a Non-United States Holder will not be subject to United States federal estate tax as a result of such individual's death, provided that the interest payments with respect to such Debentures would not have been, if received at the time of such individual's death, effectively connected with the conduct of a trade or business by such individual in the United States as provided under the Treasury Regulations.

        Backup Withholding and Information Reporting

        In general, information reporting requirements will apply to (i) certain payments of principal, interest and OID paid on the Debentures, (ii) the gross proceeds from the exchange of the Debentures for the $2.00 Preferred Stock pursuant to the Exchange Offer, and (iii) the proceeds of sale of the Debentures made to United States Holders other than certain exempt recipients (such as corporations). A 31% backup withholding tax will apply to payments described in the preceding sentence if the United States Holder fails to provide a taxpayer identification number or certification of exempt status or fails to report in full dividend and interest income.

        No information reporting or backup withholding will be required with respect to payments made by FPL or any paying agent to Non-United States Holders if a statement described in (b) (ii) under "Non-United States Holders" has been received and the payor does not have actual knowledge that the beneficial owner is a United States person.

        Payments of the proceeds from the sale by a Non-United States Holder of Debentures and the gross proceeds from the exchange of the Debentures for the $2.00 Preferred Stock pursuant to the Exchange Offer made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is, for federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but may be subject to information reporting. Such payment of the proceeds of the sale of Debentures and the exchange of the Debentures for $2.00 Preferred Stock to or through the United States office of a broker is subject to information reporting and backup withholding unless the Non-United States Holder or the beneficial owner certifies as to its non-United States status or otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such Holder's United States federal income tax liability provided the required information is furnished to the IRS.

                                    LEGAL MATTERS

        The validity of the Debentures will be passed upon for FPL by Steel Hector & Davis, West Palm Beach, Florida, and Reid & Priest LLP, New York, New York, co-counsel to FPL. Reid & Priest LLP may rely as to all matters of Florida law on Steel Hector & Davis. Steel Hector & Davis may rely as to all matters of New York law on Reid & Priest LLP. Statements as to U.S. taxation in this Prospectus under the caption "Certain United States Federal Income Tax Consequences" have been passed upon for FPL by Reid & Priest LLP, counsel to FPL, and are stated herein on their authority. Certain legal matters will be passed upon for the Dealer Managers by Winthrop, Stimson, Putnam & Roberts.

                                       EXPERTS

        The consolidated financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1994 have been so incorporated in reliance on the report of Deloitte & Touche LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting.

        Facsimile copies of the Letter of Transmittal will be accepted. Letters of Transmittal, certificates representing shares of Preferred Stock, Notices of Guaranteed Delivery and any other required documents, should be sent by each shareholder or his broker, dealer, commercial bank, trust company or other nominee to the Exchange Agent at one of the addresses as set forth below:

                                The Exchange Agent is:

                   The Chase Manhattan Bank (National Association)

                    BY HAND:                 BY OVERNIGHT COURIER:

     Office Hours: 9:00 a.m.- 5:00 p.m.  c/o Chase Securities Processing Corp.
         (New York City Time)                    Ft. Lee Executive Park
     1 Chase Manhattan Plaza (Floor 1-B)      1 Executive Drive (6th Floor)
        Nassau and Liberty Streets              Ft. Lee, New Jersey  07024
        New York, New York  10081


                                       BY MAIL:

                                       Box 3032
                               4 Chase MetroTech Center
                              Brooklyn, New York  11245

                                Facsimile Transmission
                                    (201) 592-4372
                           (For Eligible Institutions Only)
            Confirm Receipt of Notice of Guaranteed Delivery by Telephone:
                                    (201) 592-4370

                                Shareholder Inquiries:
                              (800) 355-2663 (Toll Free)


          Any questions or requests for assistance or additional copies of this Prospectus, the Letter of Transmittal and the Notice of Guaranteed Delivery may be directed to the Information Agent or the Dealer Managers at their respective telephone numbers and locations set forth below. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Exchange Offer.

                              The Information Agent is:

                                      GEORGESON
                                    & COMPANY INC.
                                  Wall Street Plaza
                              New York, New York  10005

                           Banks and Brokers call collect:
                                    (212) 440-9800

                              All others call toll-free:
                                    1-800-223-2064

                   The Dealer Managers for the Exchange Offer are:
                    __________                    ___________
                    __________                    ___________
                    __________                    ___________

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

     Item 20. Indemnification of Directors and Officers.

          Section 607.0850 of the Florida Statutes generally permits FPL to indemnify its directors, officers, employees or other agents who are subject to any third-party actions because of their service to FPL if such persons acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of FPL. If the proceeding is a criminal one, such person must also have had no reasonable cause to believe such person's conduct was unlawful. In addition, FPL may indemnify its directors, officers, employees or other agents who are subject to derivative actions against expenses and amounts paid in settlement which do not exceed, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of FPL. To the extent that a director, officer, employee or other agent is successful on the merits or otherwise in defense of a third-party or derivative action, such person will be indemnified against expenses actually and reasonably incurred in connection therewith. This Section also permits a corporation further to indemnify such persons by other means unless a judgment or other final adjudication establishes that such person's actions or omissions which were material to the cause of action constitute (1) a crime (unless such person had reasonable cause to believe such person's conduct was lawful or had no reasonable cause to believe it unlawful), (2) a transaction from which such person derived an improper personal benefit,
     (3) a transaction in violation of Florida Statutes Section 607.0834 (unlawful distributions to shareholders), or (4) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

          Furthermore, Florida Statutes Section 607.0831 provides, in general, that no director shall be personally liable for monetary damages to FPL or any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, unless (a) the director breached or failed to perform his or her duties as a director; and (b) the director's breach of, or failure to perform, those duties constitute (i) a violation of criminal law, unless the director had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful, (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly,
     (iii) a circumstance under which the liability provisions of Florida Statutes Section 607.0834 are applicable (iv) in a proceeding by or in the right of FPL to procure a judgment in its favor or by or in the right of shareholder, conscious disregard for the best interest of FPL, or willful misconduct, or (v) in a proceeding by or in the right of someone other than FPL or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. The term "recklessness," as used above, means the action, or omission to act, in conscious disregard of a risk: (a) known, or so obvious that it should have been known, to the director; and (b) known to the director, or so obvious that it should have been known, to be so great as to make it highly probable that harm would follow from such action or omission.

          FPL's Bylaws provide generally that FPL shall, to the fullest extent permitted by law, indemnify all directors and officers of FPL, directors, officers, or other employees serving as a fiduciary of an employee benefit plan of FPL, as well as any employees or agents of FPL or other persons serving at the request of FPL in any capacity with any entity or enterprise other than FPL to whom FPL has agreed to grant indemnification (each, an "Indemnified Person") to the extent that any such person is made a party or threatened to be made a party or called as a witness or is otherwise involved in any action, suit, or proceeding in connection with his status as an Indemnified Person. Such indemnification covers all expenses incurred by any Indemnified Person (including attorney's fees) and all liabilities and losses (including judgments, fines, and amounts to be paid in settlement) incurred thereby in connection with any such action, suit or proceeding.

          In addition, FPL carries insurance permitted by the laws of Florida on behalf of directors, officers, employees or agents which may cover, among other things, liabilities under the Securities Act.


     Item 21.  Exhibits.
          1    (a)  --   Form of Dealer Managers Agreement.
     *    4    (a)  --   Restated Articles of Incorporation of FPL dated March
                         23, 1992 (filed as Exhibit 3(i)a to Form 10-K for the
                         year ended December 31, 1994, File No. 1-3545).
     *    4    (b)  --   Amendment to FPL's Restated Articles of Incorporation
                         dated March 23, 1992 (filed as Exhibit 3(i)b to Form
                         10-K for the year ended December 31, 1994, File No. 1-
                         3545).
     *    4    (c)  --   Amendment to FPL's Restated Articles of Incorporation
                         dated May 11, 1992 (filed as Exhibit 3(i)c to Form 10-
                         K for the year ended December 31, 1994, File No. 1-
                         3545).
     *    4    (d)  --   Amendment to FPL's Restated Articles of Incorporation
                         dated March 12, 1993 (filed as Exhibit 3(i)d to Form
                         10-K for the year ended December 31, 1994, File No.
                         1-3545).
     *    4    (e)  --   Amendment to FPL's Restated Articles of Incorporation
                         dated June 16, 1993 (filed as Exhibit 3(i)e to Form
                         10-K for the year ended December 31, 1994, File No. 1-
                         3545).
     *    4    (f)  --   Amendment to FPL's Restated Articles of Incorporation
                         dated August 31, 1993 (filed as Exhibit 3(i)f to Form
                         10-K for the year ended December 31, 1994, File No. 1-
                         3545).
     *    4    (g)  --   Amendment to FPL's Restated Articles of Incorporation
                         dated November 30, 1993 (filed as Exhibit 3(i)g to
                         Form 10-K for the year ended December 31, 1994, File
                         No. 1-3545).
     *    4    (h)  --   Bylaws of FPL dated May 11, 1992 (filed as exhibit
                         3(ii) to Form 10-K for the year ended December 31,
                         1994, File No. 1-3545).
     *    4    (i)  --   Mortgage and Deed of Trust dated as of January 1,
                         1944, and ninety-five Supplements thereto  between FPL
                         and Bankers Trust Company, Trustee (filed as Exhibit
                         B-3, File No. 2-4845; Exhibit 7(a), File No. 2-7126;
                         Exhibit 7(a), File No. 2-7523; Exhibit 7(a), File No.
                         2-7990; Exhibit 7(a), File No. 2-9217; Exhibit 4(a)-5,
                         File No. 2-10093; Exhibit 4(c), File No. 2-11491;
                         Exhibit 4(b)-1, File No. 2-12900; Exhibit 4(b)-1, File
                         No. 2-13255; Exhibit 4(b)-1, File No. 2-13705; Exhibit
                         4(b)-1, File No. 2-13925; Exhibit 4(b)-1, File
                         No. 2-15088; Exhibit 4(b)-1, File No. 2-15677; Exhibit
                         4(b)-1, File No. 2-20501; Exhibit 4(b)-1, File
                         No. 2-22104; Exhibit 2(c), File No. 2-23142; Exhibit
                         2(c), File No. 2-24195; Exhibit 4(b)-1, File No.
                         2-25677; Exhibit 2(c), File No. 2-27612; Exhibit 2(c),
                         File No. 2-29001; Exhibit 2(c), File No. 2-30542;
                         Exhibit 2(c), File No. 2-33038; Exhibit 2(c), File No.
                         2-37679; Exhibit 2(c), File No. 2-39006; Exhibit 2(c),
                         File No. 2-41312; Exhibit 2(c), File No. 2-44234;
                         Exhibit 2(c), File No. 2-6502; Exhibit 2(c), File No.
                         2-48679; Exhibit 2(c), File No. 2-49726; Exhibit 2(c),
                         File No. 2-50712; Exhibit 2(c), File No. 2-52826;
                         Exhibit 2(c), File No. 2-53272; Exhibit 2(c), File No.
                         2-54242; Exhibit 2(c), File No. 2-56228; Exhibits 2(c)
                         and 2(d), File No. 2-60413; Exhibits 2(c) and 2(d),
                         File No. 2-65701; Exhibit 2(c), File No. 2-66524;
                         Exhibit 2(c), File No. 2-67239; Exhibit 4(c), File No.
                         2-69716; Exhibit 4(c), File No. 2-70767; Exhibit 4(b),
                         File No. 2-71542; Exhibit 4(b), File No. 2-73799;
                         Exhibits 4(c), 4(d) and 4(e), File No. 2-75762;
                         Exhibit 4(c), File No. 2-77629; Exhibit 4(c), File
                         No. 2-79557; Exhibit 99(a) to Post-Effective Amendment
                         No. 5 to Form S-8, File No. 33-18669; Exhibit 99(a) to
                         Post-Effective Amendment No. 1 to Form S-3 File
                         No. 33-46076; Exhibit 4(b) to Form 10-K for the year
                         ended December 31, 1993, File No. 1-3545; and Exhibit
                         4(i) to Form 10-Q for the quarter ended June 30, 1994,
                         File No. 1-3545).
          4    (j)  --   Form of Indenture relating to the Debt Securities of
                         FPL.
          4    (k)  --   Form of Excerpts from the Unanimous Consent of the
                         Finance Committee of the Board of Directors in lieu of
                         Meeting, establishing Debentures.
          4    (l)  --   Form of Officer's Certificate establishing Debentures.
          4    (m)  --   Form of Debentures.
          4    (n)  --   Form of Letter of Transmittal.
          5    (a)  --   Opinion of Steel Hector & Davis.
          5    (b)  --   Opinion of Reid & Priest LLP.
          8         --   Tax Opinion of Reid & Priest LLP.
     *    12        --   Computation of Ratio of Earnings to Fixed Charges
                         (filed as Exhibit 12 to Form 10-K for the fiscal year
                         ended December 31, 1994, File No. 1-3545; and as
                         Exhibit 12 to Form 10-Q for the fiscal quarter ended
                         March 31, 1995, File No. 1-3545).
          23   (a)  --   Consent of Deloitte & Touche LLP.
          23   (b)  --   Consents of Reid & Priest LLP (contained in opinions
                         filed as Exhibits 5(b) and 8 hereto).
          23   (c)  --   Consent of Steel Hector & Davis (contained in opinion
                         filed as Exhibit 5(a) hereto).
          24        --   Power of Attorney (included on the signature page of
                         this registration statement).
          25        --   Form T-1 of  The Chase Manhattan Bank (National
                         Association).
          99   (a)  --   Form of Exchange Agent Agreement.
          99   (b)  --   Form of letter to Brokers, Dealers, Commercial Banks,
                         Trust Companies and Other Nominees.
          99   (c)  --   Form of letter from Brokers, Dealers, Commercial
                         Banks, Trust Companies and Other Nominees to their
                         clients.
          99   (d)  --   Form of Notice of Guaranteed Delivery.
          99   (e)  --   Form of letter to Shareholders of $2.00 Preferred
                         Stock.
          99   (f)  --   Form of Guidelines for Certification of Taxpayer
                         Identification Number on Substitute Form W-9.

     -------------------------

     *    Incorporated herein by reference as indicated.

     Item 22.  Undertakings.

        The undersigned registrant hereby undertakes:

          (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (2) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (3) That every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of
        Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (4) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (5) To respond to requests for information that is incorporated by reference in the Prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

          (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  POWER OF ATTORNEY

        Each director and/or officer of the registrant whose signature appears below hereby appoints the agents for service named in this registration statement, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such agent for service as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

                                      SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Juno Beach, and State of Florida, on the 16th day of May, 1995.

                                        FLORIDA POWER & LIGHT COMPANY

                                        By:  /s/ PAUL J. EVANSON
                                           ---------------------------
                                             Paul J. Evanson
                                             (President and Director)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

           Signature                 Title                 Date
           ---------                 -----                 ----

     /s/ JAMES L. BROADHEAD
     -------------------------   Principal Executive   May 16, 1995
     James L. Broadhead          Officer and Director
     (Chairman of the Board)


     /s/ MICHAEL W. YACKIRA
     -------------------------   Principal Financial   May 16, 1995
     Michael W. Yackira          Officer and Director
     (Senior Vice President,
      Finance and Chief Financial
      Officer)


     /s/ K. MICHAEL DAVIS
     -------------------------   Principal Accounting  May 16, 1995
     K. Michael Davis            Officer
     (Vice President, Accounting,
      Controller and Chief
      Accounting Officer)


     /s/ DENNIS P. COYLE
     -------------------------                         May 16, 1995
     Dennis P. Coyle


     /s/ JEROME H. GOLDBERG
     -------------------------                         May 16, 1995
     Jerome H. Goldberg


     /s/ LAWRENCE J. KELLEHER
     -------------------------                         May 16, 1995
     Lawrence J. Kelleher


     /s/ J. THOMAS PETILLO
     -------------------------                         May 16, 1995
     J. Thomas Petillo


     /s/ C. O. WOODY
     -------------------------                         May 16, 1995
     C. O. Woody

                                    EXHIBIT INDEX


     Exhibit
     -------

     1(a)  --   Form of Dealer Managers Agreement. June 30, 1994, File
                No. 1-3545).

     4(j)  --   Form of Indenture relating to the Debt Securities of FPL.

     4(k)  --   Form of Excerpts from the Unanimous Consent of the Finance
                Committee of the Board of Directors in lieu of Meeting, establishing Debentures.

     4(l)  --   Form of Officer's Certificate establishing Debentures.

     4(m)  --   Form of Debentures.

     4(n)  --   Form of Letter of Transmittal.

     5(a)  --   Opinion of Steel Hector & Davis.

     5(b)  --   Opinion of Reid & Priest LLP.

     8     --   Tax Opinion of Reid & Priest LLP.

     23(a) --   Consent of Deloitte & Touche LLP.

     23(b) -- Consents of Reid & Priest LLP (contained in opinions filed as Exhibits 5(b) and 8 hereto).

     23(c) -- Consent of Steel Hector & Davis (contained in opinion filed as Exhibit 5(a) hereto).

     24    --   Power of Attorney (included on the signature page of
                this registration statement).

     25    --   Form T-1 of  The Chase Manhattan Bank (National Association).

     99(a) --   Form of Exchange Agent Agreement.

     99(b) -- Form of letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.

     99(c) -- Form of letter from Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees to their clients.

     99(d) --   Form of Notice of Guaranteed Delivery.

     99(e) --   Form of letter to Shareholders of $2.00 Preferred Stock.

     99(f) -- Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.